SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACI WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Date: June 9, 2020 Time: 3:00 p.m. Eastern Time Place: Via live audio-only webcast at www.proxydocs.com/ACIW

Letter from our Chairman of the Board of Directors

April 24, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of ACI Worldwide, Inc. The meeting will begin promptly at 3:00 p.m. Eastern Time on June 9, 2020 via a live audio-only webcast. Instructions on how to participate in the Annual Meeting are posted at www.proxydocs.com/ACIW. Prior registration to attend the Annual Meeting at www.proxydocs.com/ACIW is required by 5:00 p.m. Eastern Time on June 5, 2020. Only stockholders who held shares at the close of business on the record date, April 16, 2020, may vote at the Annual Meeting, including any adjournment thereof.

Details of the business to be conducted at our meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.

Your vote is very important and I urge you to use this opportunity to take part in the affairs of your company. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors, thank you for your commitment to ACI.

Sincerely,

David A. Poe

Chairman of the Board of Directors

2020 PROXY STATEMENT

Notice of 2020 Annual Meeting of Stockholders

Date	June 9, 2020

Time	3:00 p.m. Eastern Time

Place	Via a live audio-only webcast at www.proxydocs.com/ACIW There is no physical location for the 2020 Annual Meeting.

Record Date	Close of business on April 16, 2020

Items of Business

•   To elect the eight directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2021 Annual Meeting of Stockholders;

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;

•  To conduct an advisory vote to approve named executive officer compensation;

•  To approve the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan; and

•  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We have adopted a virtual format for our 2020 Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ACIW prior to the deadline of June 5, 2020 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or, if you requested printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Questions and Answers About this Proxy Material and Voting beginning on page 2 of the Proxy Statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON JUNE 9, 2020

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/ACIW

2020 PROXY STATEMENT

Proxy Statement Table of Contents

About ACI

Annual Meeting Proposals

2020 PROXY STATEMENT

Proxy Statement for the Annual Meeting of Stockholders

to be held on June 9, 2020

About ACI

ACI Worldwide, Inc., the Universal Payments (UP) company, is a global payments software provider powering real-time, electronic payments for more than 5,100 companies. Our customers include banks, merchants and billers, which include organizations that pay and are paid through bills, subscriptions and invoices. We also support intermediaries that facilitate payment transactions on behalf of banks, merchants and billers. These customers rely on ACI to execute $14 trillion each day in payments.

Our UP family of software solutions addresses the full spectrum of payment needs, including retail payments, real-time payments, merchant payments, bill payments, digital business banking, and fraud and risk management. ACI offers two deployment options to support the unique needs of our customers. With our licensed model, customers can use our software on their premises, in their private cloud or in the public cloud. They can also choose our platform model, where we run our software on behalf of customers in ACI’s private cloud.

In this Proxy Statement, the terms “ACI,” the “Company,” “we,” and “our” refer to ACI Worldwide, Inc.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2019 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2019. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and are not incorporated by reference in any past or future filing by ACI Worldwide, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced. Additionally, the information contained on aciworldwide.com is not incorporated by reference into this Proxy Statement.

These materials were first made available to stockholders on April 24, 2020.

Date, Time and Place of Meeting

When:	June 9, 2020 3:00 p.m. Eastern Time

Where:	Via a live audio-only webcast at www.proxydocs.com/ACIW. There is no physical location for the 2020 Annual Meeting.

Record Date:	April 16, 2020

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of proxies to be used at our 2020 Annual Meeting of Stockholders, and any postponement or adjournment thereof. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), accompanies this Proxy Statement.

2020 PROXY STATEMENT  1

Annual Meeting Proposals
Proposal		Recommendation of the Board

1.	Election of directors	FOR Each of the nominees

2.	Ratification of appointment of independent registered public accounting firm	FOR

3.	Advisory vote to approve named executive officer compensation	FOR

4.	Approval of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan	FOR

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of ACI is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting via audio-only webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the Annual Meeting at www.proxydocs.com/ACIW by 5:00 p.m. Eastern Time on June 5, 2020 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet, and complete, sign and return the proxy card in the envelope provided.

Under the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, ACI has elected to use the Internet as its primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of ACI’s proxy materials. ACI intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Internet Availability Notice on or about April 24, 2020. The Internet Availability Notice will include instructions on how to receive a paper copy of your proxy materials, if you so choose.

ACI’s principal executive office is located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105 and its telephone number is (239) 403-4600.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under a Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Availability Notice.

How can I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the Internet via a live audio-only webcast. Prior registration to attend the Annual Meeting by the Registration Deadline at www.proxydocs.com/ACIW is required. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of April 16, 2020 or hold a valid proxy

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for the meeting. To be admitted to the Annual Meeting’s live audio-only webcast, you must register at www.proxydocs.com/ACIW by the Registration Deadline as described in the Internet Availability Notice or proxy card. As part of the registration process, you must enter the Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

This year’s stockholder question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxydocs.com/ACIW after logging in with your Control Number.

Who can vote at the Annual Meeting?

You will be entitled to vote at the Annual Meeting if you owned ACI’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on April 16, 2020 (the “Record Date”). On the Record Date, there were 115,887,235 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of April 16, 2020 at the Annual Meeting. Shares of Common Stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by stockholders. Unless context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, the Internet Availability Notice was sent directly to you by ACI. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting facilities for stockholders of record will close at 5:00 p.m. EDT on June 8, 2020. If your shares are held in an account at a brokerage firm, bank, trust, or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee, or other nominee that must be followed in order for your broker, bank, trustee, or other nominee to vote your shares per your instructions.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal No. 1. To elect the eight directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2021 Annual Meeting of Stockholders;

•	Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;

•	Proposal No. 3. To approve, on an advisory basis, named executive officer compensation; and

•	Proposal No. 4. To approve the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan.

How do I vote?

For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the eight named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Internet Availability Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting via audio-only webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

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To vote using the proxy card, complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Internet Availability Notice.

2020 PROXY STATEMENT  3

•	To vote by telephone, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•

To vote during the Annual Meeting, you must do so through www.proxydocs.com/ACIW. To be admitted to the Annual Meeting and vote your shares, you must register by the Registration Deadline and provide the Control Number as described in the Internet Availability Notice or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a link a unique link to access the Annual Meeting, will be emailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on April 16, 2020.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“For” the election of each of the eight nominees for director;

•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers; and

•	“For” the approval of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

ACI will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that ACI may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. ACI will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.

In addition to ACI mailing these proxy materials, the Internet Availability Notice and the Annual Report (as applicable), ACI’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Mediant Communications LLC will monitor voting and deliver executed proxies to our voting tabulator.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Internet Availability Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date over the Internet or by telephone as set forth on the Internet Availability Notice.

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•	You may send a written notice that you are revoking your proxy to the Secretary of ACI at 3520 Kraft Rd, Suite 300, Naples, Florida 34105.

•	You may attend the Annual Meeting and submit an electronic ballot.

If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee, or other nominee to revoke any prior voting instructions.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting as follows:

Proposal No. 1. The inspector of elections will count “For” votes. Withhold, abstentions and broker non-votes will not affect the outcome of Proposal No. 1.

Proposal No. 2. The inspector of elections will count “For” and “Against” votes. Abstentions will have the effect of a vote against the proposal. Brokers have discretionary voting authority to vote on Proposal No. 2 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal 2.

Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Broker non-votes will not affect the outcome of Proposal No. 3. Abstentions will have the effect of a vote against the proposal.

Proposal No. 4. The inspector of elections will count “For” and “Against” votes. Broker non-votes will not affect the outcome of Proposal No. 4. Abstentions will have the effect of a vote against the proposal.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given. We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes.”

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present or represented by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.

How is an abstention counted?

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “How many votes are needed to approve each proposal?” section below.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast “For” a director nominee at the Annual Meeting. The nominees for director receiving the highest number of affirmative “For” votes will be elected. Stockholders may not cumulate votes in the election of directors. Our Corporate Governance Guidelines provide that if, in an uncontested election,

2020 PROXY STATEMENT  5

the votes withheld for a director’s election exceed the votes cast in favor of his or her election, the director will tender a conditional resignation. The Corporate Governance Committee will make a recommendation as to whether the Board should accept or reject the resignation, and the Board will thereafter make its determination within ninety days. A director who tenders his or her conditional resignation will not be permitted to participate in the committee recommendation or Board decision with respect to his or her resignation.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as ACI’s independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

Proposal No. 3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

Proposal No. 4. Approval of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

What are the Board’s voting recommendations?

•	Proposal No. 1. “For” each of the nominees to the Board of Directors.

•	Proposal No. 2. “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

•	Proposal No. 3. “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

•	Proposal No. 4. “For” the approval of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, by means of remote communication or represented by proxy. On the Record Date, there were 115,887,235 shares of Common Stock issued, outstanding and entitled to vote, which number excludes 24,637,820 shares of Common Stock held as treasury stock by ACI. Thus, 57,943,618 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

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How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2021 annual meeting of stockholders?

To be included in our proxy statement for the 2021 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 25, 2020. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

How can stockholders submit proposals to be raised at the 2021 annual meeting of stockholders that will not be included in our proxy statement for the 2021 annual meeting of stockholders?

To be raised at the 2021 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2021 proxy statement and form of proxy for election at our 2021 Annual Meeting of Stockholders, the nominations must be received by ACI’s Secretary at ACI’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105, not earlier than November 25, 2020 and not later than December 25, 2020. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Corporate Governance Committee.” Any stockholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at aciworldwide.com.

What if the date of the 2021 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2021 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

Does a stockholder proposal require specific information?

To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations. Pursuant to Rule 14a-4(c) under the Exchange Act, if ACI does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by ACI may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

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Corporate Governance

Our corporate governance practices and the diverse skills and attributes that our directors bring to ACI support our business as a global payments software company. All our director nominees have served in leadership roles and, except for our CEO, all nominees are independent. Through proactive evaluation and assessment, our Board can adapt and ensure that the right skills and experience are represented on our Board.

Our corporate governance structure is designed to serve the best interests of our stockholders.

Excellence on our Board

• Annual elections of directors

• Annual Board and committee evaluations

• All committee members are independent

• Conditional director resignation required in the event of excess withheld votes in an uncontested election

Stockholder Alignment

• Proactive engagement with our stockholders

• Proxy access to make it easier for stockholders to nominate director candidates

• Prohibition of short sales, transactions in derivatives, and hedging and pledging of ACI stock by our directors and executive officers

• Robust stock ownership guidelines for our CEO, executive officers and directors

• Limit on non-employee director compensation under proposed 2020 Equity and Incentive Compensation Plan

ACI’s key governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for each of our Board committees, are available on our website at aciworldwide.com.

Board of Directors and Committees

Our Board has four standing committees: the Audit Committee, the Compensation and Leadership Development Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The following table provides membership information for each of the standing Board committees as of April 24, 2020:

Name	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Risk	Independent	Tenure(1)	# of Other Public Company Boards

Odilon Almeida					N	0	1

Janet O. Estep					Y	4	0

James C. Hale					Y	4	3

Pamela H. Patsley					Y	2	3

Charles E. Peters, Jr.					Y	5	0

David A. Poe (Chairman)					Y	6	0

Adalio T. Sanchez					Y	5	1

Thomas W. Warsop III					Y	5	0

Chair                 Member

(1) Full years of service as of the annual meeting date

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Director Independence

Our Board follows the NASDAQ listing standards requirements on director independence. Our Board reviews at least annually the independence of each director. During these reviews, the Board considers transactions and relationships between each director (and his or her immediate family and affiliates) and ACI and its management to determine whether any transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.

The Board has determined that each of our directors is independent, except Odilon Almeida, who is our President and CEO.

As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

The Audit Committee operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. Our Audit Committee assists our Board in its general oversight of financial reporting, internal controls and audit functions and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Audit Committee is comprised of Ms. Patsley, Mr. Peters and Mr. Warsop. Mr. Peters is the chairperson of the committee. Our Board has designated each of Mr. Peters and Ms. Patsley as an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met 10 times during the year ended December 31, 2019.

Our Board has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.

See the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. Our Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation; administers our equity award and stock option plans, including reviewing and granting equity awards to our executive officers; reviews and evaluates the performance of, and succession planning for, executive officers other than our CEO; and provides general oversight of leadership development processes and strategies for executive and senior officers.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Compensation Committee is comprised of Ms. Patsley, Mr. Peters and Mr. Sanchez. Mr. Sanchez is the chairperson of the Compensation Committee. Each of the Compensation Committee members meet the independence requirements set forth in the rules of NASDAQ, the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, and the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee met six times during the year ended December 31, 2019. The Compensation Committee may delegate authority to a subcommittee or an individual Compensation Committee member as the Compensation Committee deems necessary, provided that the decisions of such members will be presented to the full Compensation Committee at its next scheduled meeting. For information regarding the role of executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive and director compensation, see the Compensation Discussion and Analysis.

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The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. The Corporate Governance Committee assists our Board in ensuring that we are governed in a manner consistent with the interests of our stockholders, including the integration of corporate responsibility and ESG principles into our business strategy and decision making. The Corporate Governance Committee conducts the Board evaluations and assessments and recommends director nominees. The Corporate Governance Committee also assists the Board in its evaluation of, and succession planning for, our CEO.

The Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Corporate Governance Committee is comprised of Ms. Estep, Mr. Hale and Mr. Sanchez. Ms. Estep is the chair of the Corporate Governance Committee. Each of the Corporate Governance Committee members meet the independence requirements set forth in the rules of NASDAQ. Our Corporate Governance Committee met five times during the year ended December 31, 2019.

The Risk Committee operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. The Risk Committee reviews, evaluates and approves our risk management framework, reviews the extent to which management has established effective enterprise risk management across the organization, and reviews with management our most significant risks and the steps management has taken to monitor and control those risks. The Risk Committee also oversees our enterprise risk management program, information security program and compliance, privacy and business continuity programs.

The Risk Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Risk Committee is comprised of Ms. Estep, Mr. Hale and Mr. Warsop. Mr. Hale is the chair of the Risk Committee. Our Risk Committee met four times during the year ended December 31, 2019.

Meeting Attendance

Our Board held 20 meetings during 2019.

Type of Meeting	Full Board	Audit	Compensation	Corporate Governance	Risk
In Person	4	4	4	4	4
Telephonic	16	6	2	1	0
Total Meetings in 2019	20	10	6	5	4

Director nominees are expected to attend our annual meetings of stockholders. All of the 2019 director nominees attended our 2019 annual meeting.

Board Leadership Structure

Mr. Poe is the Chairman of the Board. Mr. Almeida, our CEO, is the only member of the Board who is not an independent director. We believe that this leadership structure enhances the accountability of our CEO to the Board and strengthens the Board’s independence from management.

Board Evaluation and Nomination Process

The Board believes that a robust and continuous evaluation process allows it to assess its effectiveness and proactively identify gaps in desired skills and attributes represented on the Board.

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The Corporate Governance Committee oversees an annual review process, seeking feedback from individual directors, management and stockholders. An evaluation is completed with respect to each director, each committee and the Board as a whole. Additionally, committee goals are reviewed at each committee meeting, supporting the annual review process.

As part of this process, the Board also updates and reviews the desired skillsets and the current needs of ACI as it progresses its strategy. Any gaps in the desired skillsets represented are identified and considered as part of the annual director nomination process.

Diversity

Consistent with its proactive evaluation of director performance, skills and attributes, the Board is committed to a policy of inclusiveness and actively seeks out highly qualified diverse candidates (including race, gender and ethnicity) to include in the pool from which director nominees are chosen. The composition of our director nominees reflects these efforts and the importance of differentiating personal characteristics and diversity among our directors.

Board’s Role in Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board as a whole has responsibility for the oversight of enterprise risk management. Our Board provides broad oversight of ACI’s risk management programs. In this oversight role, our Board considers the effectiveness of the Company’s risk management processes. The involvement of our full Board in the risk oversight process allows our Board to assess management’s tolerance for risk and also to determine what constitutes an appropriate level of risk for ACI.

While our Board provides broad oversight, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to the entire Board. In particular, the Risk Committee focuses on reviewing, evaluating and approving ACI’s risk management profile, reviewing the extent to which management has established effective enterprise risk management across the organization, and reviewing and discussing with management the Company’s most significant potential risks and the steps management has taken to monitor and control those risks.

The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from ACI’s internal auditors. As part of its annual audit, ACI’s independent registered accounting firm, Deloitte & Touche LLP, also provides the Audit Committee with a risk assessment identifying risks of material misstatements and related controls. The Audit Committee reviews these and other reports on risks facing the Company at its meetings throughout the year.

The Compensation Committee reviews and oversees the management of potential material risks related to ACI’s compensation policies and practices. Compensia, the independent compensation consultant retained by the Compensation Committee, provides an annual assessment of such risks. The Compensation Committee reviews this annual assessment and evaluates such risks as it considers compensation and benefits matters throughout the year.

The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board and the committees with visibility into the identification, assessment and management of critical risks.

Code of Business Conduct and Ethics

Under our Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship, or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable law and NASDAQ listing requirements. The full text of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

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We also have a Code of Ethics for the CEO and Senior Financial Officers that requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict. The full text of our Code of Ethics for the CEO and Senior Financial Officers is, and any amendment to or waiver from a provision of our Code of Ethics for the CEO and Senior Financial Officers will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

Compensation Risk Analysis

The Compensation Committee has concluded that ACI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on ACI. The Compensation Committee believes that the following features of its compensation program help ensure that management performance is focused on long-term stockholder value creation without encouraging unnecessary or excessive risk-taking:

•	A balance of fixed and variable compensation, with variable compensation tied to both short-term and long-term objectives;

•	Annual incentive awards tied to ACI’s financial performance, with caps on payout amounts;

•	The use of time-based and performance-based equity awards that generally vest, if at all, over several years and align our executives’ interests with those of our stockholders;

•	The Compensation Committee’s ability to exercise discretion in determining incentive program payouts;

•	A recoupment and forfeiture policy pertaining to annual incentive payouts and long-term incentive equity awards applicable to all employees, including our executive officers; and

•	Stock ownership guidelines for our executive officers that further align our executives’ interests with those of our stockholders.

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Proposal 1 — Election of Directors

Our Board has nominated for election as directors Odilon Almeida, Janet O. Estep, James C. Hale, Pamela H. Patsley, Charles E. Peters, Jr., David A. Poe, Adalio T. Sanchez and Thomas W. Warsop III, each to serve until the 2021 Annual Meeting of Stockholders and thereafter, until his or her respective successor is duly elected and qualified. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

Our Board selects nominees with a view to establishing a Board that is comprised of members who:

• Possess the skills and attributes described below

• Are independent and free of any conflicts of interest

• Are willing and able to devote sufficient time to the affairs of ACI

• Have the capacity and desire to represent the balanced, best interest of our stockholders

• Bring diverse perspectives to our Board

We believe that each director nominee brings these qualifications to our Board, providing a diverse complement of specific business skills and experience aligned with our business needs.

Specific Skills and Attributes to be Represented on the Board

To effectively serve ACI’s business and long-term strategy, the Board believes it is important that the following key skills and attributes be represented on the Board as a whole:

Skills and Attributes	Importance to ACI
• Payments Industry Knowledge	ACI provides payments solutions and is a leader in the transformation of the payments industry to real-time, any-to-any payments systems.
• Financial Services Industry Experience	ACI’s customers include the largest financial institutions and financial intermediaries in the world.
• Financial Expert	ACI’s business involves long-term contracts with significant economic value. ACI’s capital structure is important to the achievement of its long-term financial goals.
• Executive Leadership of a Complex Business	Senior leadership experience provides perspective on business matters and affords our CEO and executives an experienced advisor.
• Technology and Innovation Experience	Ensuring that ACI’s products are positioned to meet the demands of a quickly evolving payments industry is critical to ACI’s future success.
• Risk and Regulatory Experience	The Board’s responsibilities include understanding and overseeing the various risks facing ACI and ensuring that appropriate policies and procedures are in place to effectively manage risk.
• International Experience	ACI serves customers in 93 countries and 38% of its 2019 revenue was generated outside of the United States.
• Diversity of Race, Ethnicity or Gender

Varied backgrounds and perspectives are invaluable to the Board in addressing complex business matters.

ACI employs over 3,900 people in 41 countries. ACI’s most important asset—its employees—represent a great diversity of background and experiences, and ACI’s ability to attract and retain these employees is critical to its long-term success.

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Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each director nominee brings to our Board.

Odilon Almeida Age: 58 Director Since: 2020 Executive Director Committee Memberships: None Other Public Company Boards: 1

• President and Chief Executive Officer of ACI Worldwide since March 2020

• Served as an Operating Partner at Advent International, one of the world’s largest private equity funds, from 2019 to 2020

• Served as President of Western Union Global Money Transfer from 2017 to 2019, where he managed a $5 Billion of business in more than 200 countries and territories. He stabilized and accelerated the global business growth, while driving transformational growth in the digital business, establishing Western Union as the global digital leader in P2P cross border money transfer

• Served in various leadership capacities for Western Union from 2002 to 2016, including President Americas and Europe, President Americas, and Senior Vice President and Managing Director, Latin America and Caribbean

• Serves on the Board of Millicom International Cellular S.A. and is a member of the Board’s Compliance and Business Conduct Committee

• Previously served in management roles of increasing responsibility at BankBoston (now Bank of America), The Coca-Cola Company and Colgate-Palmolive, working in United States, Canada, Brazil and Mexico

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

• Diversity of Race, Ethnicity or Gender

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Janet O. Estep Age: 63 Director Since: 2015 Independent Committee Memberships: Corporate Governance (Chair), Risk Other Public Company Boards: None

• Former President and Chief Executive Officer of Nacha (2008-2019) where she guided strategy and oversaw daily operations and rule-making processes for the ACH Network and rules and standards development for other payment types

• Served in various executive management roles at U.S. Bank, Minneapolis, MN from 1997 to 2008, including as Executive Vice President of its Transaction Services Division and its Merchant Payment Services Division

• Served as VP of Sales & Marketing for Pace Analytical Services from 1993-1997, a nationwide environmental laboratory services company, as well as General Manager of its Twin Cities lab

• Served in a variety of corporate, product development, and sales management positions at IBM for 15 years in its Data Processing Division, its ImagePlus Software Division and its General Sector Division

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• Diversity of Race, Ethnicity or Gender

James C. Hale Age: 68 Director Since: 2015 Independent Committee Memberships: Corporate Governance, Risk (Chair) Other Public Company Boards: 3

• Founder, Chairman Columbus Strategic Advisors LLC

• Founder, Managing Partner Emeritus and Advisor, FTV Capital

• Previously served as senior managing partner at Bank America Securities (Montgomery Securities) where he founded and led the financial services corporate finance practice and co-founded the Montgomery Financial Fund

• Serves as director of MITEK Systems, Inc. (NASDAQ: MITK), a mobile payments technology company; Bank of Marin Bancorp (NASDAQ: BMRC), a leading independent commercial and retail bank in Northern California; and Nebula Acquisition Corp (NASDAQ: NEBUU)

• Previously a director of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions; and a director of ExlService (NASDAQ: EXLS), a business process outsourcing provider

• Served on the Boards of Public Radio International; the University of California, Berkeley Foundation Investment Committee; and Duke University’s DUMAC Inc., which manages Duke University’s endowment, employment retirement pool and other investments

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Technology and Innovation Experience

• Risk and Regulatory Experience

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Pamela H. Patsley Age: 63 Director Since: 2018 Independent Committee Memberships: Audit, Compensation Other Public Company Boards: 3

• Served as Executive Chairman of MoneyGram International, Inc. (NYSE: MGI), a global provider of money transfer services, from 2016 to February 2018, and as its Chief Executive Officer from September 2009 to December 2015

• Served as Senior Executive Vice President of First Data Corporation, a global payments processor, from 2000 to 2007, and President of First Data International from 2002 to 2007

• Served as President and Chief Executive Officer of Paymentech, Inc, a payments processor and merchant acquiring business, from 1991 to 2000 when Paymentech was acquired by First Data (Paymentech is now a JPMorgan Chase business)

• Previously served as Chief Financial Officer of First USA, Inc., a bankcard company now part of JPMorgan Chase

• Currently serves as a director of Hilton Grand Vacations, Inc. (NYSE: HGV), Texas Instruments, Inc. (NASDAQ: TXN) and Keurig Dr. Pepper, Inc (NYSE: KDP)

• Previously a director of MoneyGram International, Inc., Molson Coors Brewing Company from 1996 to 2009, Pegasus Solutions, Inc from 2002 to 2006 and Paymentech, Inc. from 1995 to 1999

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

• Diversity of Race, Ethnicity or Gender

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Charles E. Peters, Jr. Age: 68 Director Since: 2015 Independent Committee Memberships: Audit (Chair), Compensation Other Public Company Boards: None

• Served as Executive Vice President and Chief Financial Officer of Red Hat, Inc. (NYSE: RHT), a multi-national global leader in open-source software, from 2004 to 2015

• Served as Senior Vice President and Chief Financial Officer of Burlington Industries (NYSE: BUR), a multi-national manufacturer of textiles, commercial carpet, and consumer products from 1995 to 2004

• Served as Senior Vice President of Finance of Boston Edison Company (NYSE: BSE), a public utility company that provided electricity to eastern Massachusetts, from 1991 to 1995

• Served in various financial management positions at GenRad Inc. (NYSE: GEN), a multi-national company that designs, manufacturers and markets integrated hardware and software solutions that enable the successful manufacturing, testing and servicing of electronic equipment, from 1982 to 1991

• Served as Senior Manager at Price Waterhouse, a multi-national professional services network, from 1973 to 1982

• Currently serves as a director of CloudBees, Inc., a privately held software company that provides solutions and support for automating software development and delivery with Enterprise Jenkins and DevOps

• Previously served as a director of Veracode Inc., a privately held software company providing application-layer cyber security solutions; Sourcefire, Inc. (NASDAQ: FIRE), a developer of network security hardware and software; Lulu, Inc., a privately held electronic publishing company; and Protective Products of America, Inc. (TSX: PPA), a provider of body armor to military and police

Skills and Qualifications

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

David A. Poe Age: 71 Director Since: 2014 Independent (Chairman) Committee Memberships: None Other Public Company Boards: None

• Director Emeritus of and Advisor to Edgar, Dunn & Company, an independent global financial services and payments consultancy firm, since April 2014

• CEO of Edgar, Dunn & Company, from 1998 to 2008, and Senior Director from 2009 to April 2014

• Previously a certified public accountant with Deloitte, Touche & Company

• Chairman Emeritus of the Advisory Board for the Bank of San Francisco

• Chairman of the Board of Geothermal Engineering Ltd., a privately held UK company

• Former Chairman of the Investment Committee of the University of Idaho Foundation

• Previously a director of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions; and several private technology companies

• Investment and Finance Committee member of the Hanna Boys Center

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

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Adalio T. Sanchez Age: 60 Director Since: 2015 Independent Committee Memberships: Compensation (Chair), Corporate Governance Other Public Company Boards: 1

• President, S Group Advisory, LLC, a management consulting firm providing clients advisory services on business strategy, technology and operational excellence

• Served as interim CEO of Quantum Corporation (NASDAQ: QMCO), a computer storage systems company, from November 2017 to January 2018

• Served as Senior Vice President of the Lenovo Group Limited (HK: 0992), an international technology company, from 2014 to 2015

• Served in various capacities at International Business Machines Corporation (NYSE: IBM), a global technology and innovation company, from 1982 to 2014, including sixteen years in senior executive officer and global general management roles

• Member of the Board of Directors of Avnet, Inc. (NASDAQ: AVT)

• Former member of the Board of Directors of Quantum Corporation (NASDAQ: QMCO), from May 2017 to April 2019

• Member of the Board of Trustees of the MITRE Corporation

• Member of the Board of Directors of the Florida International University Foundation

Skills and Qualifications

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

• Diversity of Race, Ethnicity or Gender

Thomas W. Warsop III Age: 53 Director Since: 2015 Independent Committee Memberships: Audit, Risk Other Public Company Boards: None

• Chief Executive Officer of One Call Care Management, the leading provider of ancillary services and cost containment solutions to the Workers’ Compensation industry, since February 2020

• Chief Executive Officer of Hananui, LLC, a provider of strategic consulting services, since January 2017

• Executive Chairman of York Risk Services Group, a leading provider of integrated insurance and managed care solutions, from June 2017 until January 2020

• Served as President and Chief Executive Officer of The Warranty Group, Inc., a provider of insurance and insurance services, from 2012 to 2017

• Served as Group President and held various management positions at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry, from 2007 to 2012

• Served in various capacities for Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom, and Vice President of Global Financial Services

• Serves as a director of One Call Care Management and Nation Safe Drivers

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

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Board Matrix

The following chart summarizes the Board’s assessment of how the key skills and attributes described above are represented on the Board:

	Odilon Almeida	Janet Estep	James Hale	Pamela Patsley	Charles Peters	David Poe	Adalio Sanchez	Thomas Warsop
Payments Industry Knowledge	🌑	🌑	🌑	🌑		🌑		🌑
Financial Services Industry Experience	🌑	🌑	🌑	🌑		🌑		🌑
Financial Expert	🌑		🌑	🌑(1)	🌑(1)	🌑		🌑
Executive Leadership of a Complex Business	🌑	🌑		🌑	🌑		🌑	🌑
Technology and Innovation Experience	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Risk and Regulatory Experience	🌑	🌑	🌑	🌑		🌑
International Experience	🌑			🌑	🌑	🌑	🌑	🌑
Diversity of Race, Ethnicity or Gender	🌑	🌑		🌑			🌑
Age	58	63	68	63	68	71	60	53
Board Tenure (full years of service)	0	4	4	2	5	6	5	5

(1) Designated audit committee financial expert

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES LISTED ABOVE.

2020 PROXY STATEMENT  19

Director Compensation

Compensation for our independent directors consists of a cash retainer fee based on Board and committee service and an annual equity award based on Board service. Our Board believes that providing a meaningful portion of compensation in the form of equity creates a direct linkage with company performance and stockholder interests.

The Corporate Governance Committee annually reviews the total compensation of our independent directors and each element of our independent director compensation program. Based on its review, the Corporate Governance Committee makes a recommendation to the Board. The Board then determines the form and amount of independent director compensation after reviewing the recommendation.

As part of its annual review, the Corporate Governance Committee asks its independent compensation consulting firm, Compensia, Inc., to provide an assessment of the competitiveness of the Board’s compensation program. In order to assess the competitiveness of the Board compensation program, Compensia used the market data of our peer group, which is the group of companies used for our executive compensation review (see “Compensation Discussion and Analysis—Peer Group” below. The assessment reviews all elements of director compensation (e.g., annual retainers, equity compensation, committee member compensation, committee chair additional compensation and non-executive chairman compensation). In addition, the assessment evaluates the director compensation program design to provide the Corporate Governance Committee an understanding of how the program design compares to both best and market practices.

The proposed 2020 Equity and Incentive Compensation Plan provides a $750,000 per year limit on non-employee director compensation.

Retainer Fees

Each independent director receives a $60,000 base annual retainer fee. The Chairman of the Board receives an additional $100,000 annual premium. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an additional $20,000 annual premium. The Chairman of the Risk Committee and the Chairman of the Corporate Governance Committee each receive an additional $12,000 annual premium. Members of the Audit Committee and members of the Compensation Committee, other than the chairmen, receive an additional $4,000 annual premium. Members of the Risk Committee and members of the Corporate Governance Committee, other than the chairmen, each receive an additional $3,000 annual premium. Annual retainer fees are paid on a quarterly basis.

Equity-Based Compensation

Our independent directors are granted an annual equity award with a target grant date fair value of $250,000. Such grants are made at the discretion of our Board based on the recommendations of the Corporate Governance Committee. Director equity awards generally vest on the earlier to occur of (i) the date that is one year following the date of grant, and (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant. The independent directors’ equity awards provide for accelerated vesting upon the director’s death or disability (as such terms are defined in the applicable award agreement).

On June 11, 2019, our independent directors were each granted 7,573 restricted stock units.

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2019 Director Compensation

The table below summarizes the compensation we paid to our independent directors for the fiscal year ended December 31, 2019.

Name(1)(2) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(3) ($) (c)	Total ($) (h)
Janet O. Estep	75,000	249,985	324,985
James C. Hale	75,000	249,985	324,985
Pamela H. Patsley	68,000	249,985	317,985
Charles E. Peters, Jr.	84,000	249,985	333,985
David A. Poe	160,000	249,985	409,985
Adalio T. Sanchez	83,000	249,985	332,985
Thomas W. Warsop III	67,000	249,985	316,985

(1)	Columns (d), (e), (f) and (g) to this table entitled “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation,” respectively, have been omitted because no compensation is reportable thereunder.
(2)	Philip G. Heasley, our former CEO, is not included in this table as he was an employee of ACI and thus received no compensation for his service as a director.
(3)	The grant date fair value of the stock awards granted to our independent directors on June 11, 2019 was $33.01 per share of restricted stock, the closing price on the date of grant, multiplied by the number of shares awarded, 7,573. The fair value was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

The following table sets forth each independent director’s aggregate number of stock awards (unvested shares of restricted stock) and stock option awards outstanding as of December 31, 2019:

Name	Unvested Stock Awards	Aggregate Stock Option Awards
Janet O. Estep	7,573	—
James C. Hale	7,573	—
Pamela H. Patsley	7,573	—
Charles E. Peters, Jr.	7,573	—
David A. Poe	7,573	—
Adalio T. Sanchez	7,573	—
Thomas W. Warsop III	7,573	—

Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with those of our stockholders. These guidelines provide that each of our independent directors should have equity positions in ACI with a value equal to five times his or her annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level.

2020 PROXY STATEMENT  21

Report of the Audit Committee

At all times during 2019, each member of the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each of the members met the NASDAQ regulatory requirements for financial literacy and that Mr. Peters and Ms. Patsley are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter, a copy of which is available on our website at aciworldwide.com.

The Audit Committee, on behalf of our Board, oversees ACI’s financial reporting process as more fully described in its charter. Management is responsible for the preparation, presentation and integrity of ACI’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of ACI’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

ACI’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of ACI’s consolidated financial statements and the effectiveness of ACI’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in ACI’s annual report on Form 10-K for 2019 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. The Audit Committee discussed with ACI’s internal auditors and Deloitte, with and without management present, their evaluations of ACI’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of ACI’s internal controls over financial reporting. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

Deloitte is responsible for expressing opinions on (i) the conformity of ACI’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of ACI’s internal controls over financial reporting. Deloitte has full and free access to the Audit Committee. Deloitte has expressed the opinion that ACI’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of ACI’s accounting principles and such other matters as are required to be discussed by the standards of the PCAOB.

The Audit Committee discussed with Deloitte its independence from management and ACI, and received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB, including as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and management Deloitte’s independence. Upon completing these activities, the Audit Committee concluded that Deloitte is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in ACI’s annual report on Form 10-K for 2019 and filed with the Securities and Exchange Commission.

Members of the Audit Committee

Charles E. Peters, Jr., Chair

Pamela H. Patsley

Thomas W. Warsop III

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Proposal 2 — Ratification of Appointment of ACI’s Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed, and our Board has approved the Audit Committee’s selection and appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2019 and 2018 in its capacity as our independent registered public accounting firm during such years.

Fee Category	2019 $	2018 $
Audit Fees	3,590,000	3,517,666
Audit-Related Fees	0	263,000
Tax Fees	882,600	621,310
All Other Fees	0	0
Total Fees	4,472,600	4,401,976

Audit Fees. This category represents the aggregate fees paid or payable to Deloitte & Touche LLP for professional services rendered for (i) the audit of our annual financial statements and quarterly reviews of ACI’s annual consolidated financial statements for 2019 and 2018, (ii) the audit of the effectiveness of ACI’s internal controls over financial reporting as of December 31, 2019 and December 31, 2018 in accordance with the standards of the PCAOB and (iii) statutory audits of certain subsidiaries.

Audit-Related Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of ACI’s financial statements that are not reported under “Audit Fees” for 2019 or 2018. The professional services performed by Deloitte & Touche LLP in each of 2019 and 2018 consisted of audit and tax related services.

Tax Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered to ACI for 2019 and 2018. Tax fees billed by Deloitte & Touche LLP in 2019 and 2018 consisted of fees for professional services related primarily to tax compliance projects, including audit- and tax-related services.

All Other Fees. There were no other fees billed by Deloitte & Touche LLP for services rendered to ACI during 2019 or 2018, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

2020 PROXY STATEMENT  23

The Audit Committee has considered whether the provision of the services by Deloitte & Touche LLP as described above in “Tax Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. Under these policies, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent registered public accounting firm are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chairman of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by Deloitte & Touche LLP in 2019 and 2018 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, stockholders are asked to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures contained in this Proxy Statement. This advisory vote is commonly known as a “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our executive compensation programs are performance-based programs with a significant portion of each Named Executive Officer’s overall compensation opportunity linked to our annual and long-term financial performance and our long-term relative total shareholder return. The Compensation Committee sets challenging thresholds and target performance levels for each of the metrics in our incentive compensation plans to ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

We value the feedback from our stockholders regarding our executive compensation programs. In addition to our discussions with stockholders throughout the year, in 2019 we proactively reached out to stockholders representing approximately 80% of our outstanding shares in order to seek feedback on our executive compensation programs. For the stockholders that were interested in engaging with us, the feedback from our stockholders has been generally positive. We continue to engage on the topic and to date in 2020 have contacted stockholders representing more than 60% of outstanding shares. The feedback from our stockholders, and our resulting actions, are described in the Compensation Discussion and Analysis.

We urge our stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and other related tables and narrative disclosures, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures.

Advisory Vote

As this is an advisory vote, the outcome of the vote is not binding on ACI or the Board. However, we value the opinions expressed by our stockholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Currently, advisory say-on-pay votes are scheduled to be held once every year. It is anticipated that our next say-on-pay vote will occur at our 2021 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

2020 PROXY STATEMENT  25

Proposal 4 – Approval of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan

Overview

We are asking stockholders to approve the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Plan”). The Board is recommending that the Company’s stockholders vote in favor of the 2020 Plan, which will succeed the ACI Worldwide, Inc. 2005 Equity and Performance Incentive Plan (the “2005 Plan”) and the ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan (the “2016 Plan,” and, together with the 2005 Plan, the “Predecessor Plans”), in each case including as amended or amended and restated. The 2005 Plan was terminated by the Board following stockholder approval of the 2016 Plan, and no further grants may be made under it. The 2016 Plan has shares remaining available for new awards as of the date of this Proxy Statement, but if the 2020 Plan is approved by our stockholders, no further grants will be made under the 2016 Plan. However, outstanding awards under the Predecessor Plans will generally continue in effect in accordance with their terms.

The 2020 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants or other service providers to the Company and its subsidiaries, and non-employee directors of the Company.

Stockholder approval of the 2020 Plan would constitute approval of 6,658,754 shares of Common Stock, par value $0.005 per share, of the Company (“Common Shares”) available for awards under the 2020 Plan, as described below and in the 2020 Plan, with such amount subject to adjustment, including under the share counting rules. If the 2020 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting. If the 2020 Plan is not approved by our stockholders, no awards will be made under the 2020 Plan, and the 2016 Plan will remain in effect.

The actual text of the 2020 Plan is attached to this proxy statement as Appendix A. The following description of the 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Believe You Should Vote for this Proposal

The 2020 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2020 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

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As of April 16, 2020, 2,158,754 Common Shares remained available for issuance under the 2016 Plan. If the 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business or returned to our stockholders.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plans and the potential dilution associated with the 2020 Plan. This information is as of April 16, 2020. As of that date, there were approximately 115,887,235 Common Shares outstanding:

•	Outstanding full-value awards (restricted stock, RSUs and performance shares based on maximum performance): 4,243,319 shares (approximately 3.7% of our outstanding Common Shares);

•

Outstanding stock options: 3,912,711 shares (approximately 3.4% of our outstanding Common Shares) (outstanding stock options have a weighted average exercise price of $18.17 and a weighted average remaining term of 3.09 years);

•	In summary, total Common Shares subject to outstanding awards, as described above (full-value awards and stock options): 8,156,030 shares (approximately 7.0% of our outstanding Common Shares);

•

Total Common Shares available for future awards under the 2016 Plan: 2,158,754 shares (approximately 1.9% of our outstanding Common Shares) (however, as noted above, no further grants will be made under the 2016 Plan upon the effective date of the 2020 Plan, so we view these shares as “rolling into” the new 2020 Plan based on the design of the new 2020 Plan); and

•

In summary, the total number of Common Shares subject to outstanding awards (8,156,030 shares), plus the total number of Common Shares available for future awards under the 2016 Plan (2,158,754 shares), represents a current overhang percentage of 8.9% (in other words, the potential dilution of our stockholders represented by the Predecessor Plans).

•

Proposed Common Shares available for awards under the 2020 Plan: 6,658,754 shares, assuming none of the 2,158,754 shares remaining available under the 2016 Plan are granted prior to effectiveness of the 2020 Plan (approximately 5.7% of our outstanding Common Shares).

•

The total Common Shares subject to outstanding awards as of April 16, 2020 (8,156,030 shares), plus the proposed Common Shares available for future awards under the 2020 Plan (6,658,754 shares), represent a total overhang of 14,814,784 shares (12.8%) under the 2020 Plan.

Based on the closing price on the NASDAQ Global Select Market for our Common Shares on April 16, 2020 of $23.97 per share, the aggregate market value as of April 16, 2020 of the up to 6,658,754 Common Shares requested under the 2020 Plan was $159,610,333.

In fiscal years 2017, 2018, and 2019, we granted awards under the Predecessor Plans covering 2,211,600 shares, 1,425,792 shares, and 1,179,253 shares, respectively. Based on our basic weighted average Common Shares outstanding for those three fiscal years of 118,059,000, 116,057,000, and 116,175,000, respectively, for the three-fiscal-year period 2017-2019, our average burn rate, not taking into account forfeitures, was 1.4% (our individual years’ burn rates were 1.9% for fiscal 2017, 1.2% for fiscal 2018, and 1.0% for fiscal 2019).

In determining the number of shares to request for approval under the 2020 Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2020 Plan.

If the 2020 Plan is approved, we intend to utilize the shares authorized under the 2020 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2020 Plan will last for about 3 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee retains full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan, and future benefits that may be received by participants under the 2020 Plan are not determinable at this time.

2020 PROXY STATEMENT  27

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

2020 Plan Highlights

Below are certain highlights of the 2020 Plan. These features of the 2020 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2020 Plan and stockholders’ interests, consistent with sound corporate governance practices:

Reasonable 2020 Plan Limits. Generally, awards under the 2020 Plan are limited to 6,658,754 Common Shares minus, as of the effective date of the 2020 Plan, one Common Share for every Common Share subject to an award granted under the Predecessor Plans between April 16, 2020 and the effective date of the 2020 Plan. This design means that we are essentially “rolling into” the new 2020 Plan the shares that we have remaining under the Predecessor Plans as of April 16, 2020. These shares may be shares of original issuance or treasury shares, or a combination of the two.

Non-Employee Director Compensation Limit. The 2020 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

Other Limits. The 2020 Plan also provides that, subject as applicable to adjustment and the applicable Common Shares counting provisions as described in the 2020 Plan, the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 6,658,754 Common Shares.

Share Recycling Provisions. Subject to certain exceptions described in the 2020 Plan, if any award granted under the 2020 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2020 Plan. Additionally, if after April 16, 2020, any Common Shares subject to an award granted under a Predecessor Plan are forfeited, or an award granted under a Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2020 Plan. Notwithstanding anything else in the 2020 Plan, the following share recycling rules apply under the 2020 Plan:

•

Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2020 Plan or a Predecessor Plan will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2020 Plan;

•

Common Shares withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards (other than as described in the next bullet) will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2020 Plan;

•

Common Shares withheld by us, tendered or otherwise used prior to the 10th anniversary of the effective date of the 2020 Plan to satisfy tax withholding with respect to awards other than stock options or SARs granted under the 2020 Plan or a Predecessor Plan will be added back to the aggregate number of Common Shares available under the 2020 Plan;

•

Common Shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2020 Plan;

•

Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2020 Plan; and

•

If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2020 Plan.

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No Repricing Without Stockholder Approval. Outside of certain corporate transactions or adjustment events described in the 2020 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2020 Plan.

Change in Control Definition. The 2020 Plan includes a non-liberal definition of “change in control,” which is described below.

Exercise or Base Price Limitation. The 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.

Dividends and Dividend Equivalents. The 2020 Plan provides that dividends and dividend equivalents on 2020 Plan awards will generally be deferred until, and paid contingent upon, the vesting or earning of such awards. The 2020 Plan does not allow for dividends or dividend equivalents on stock options or SARs.

Clawback Provisions. The 2020 Plan provides that awards under the 2020 Plan may be made subject to a clawback policy of the Company or otherwise provide for recoupment by the Company in the event that a grantee engages in detrimental activity, as provided in the documents governing the awards or the applicable clawback policy.

Summary of Other Material Terms of the 2020 Plan

Administration. The 2020 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2020 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2020 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2020 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2020 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2020 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2020 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act of 1934. The Committee is authorized to take appropriate action under the 2020 Plan subject to the express limitations contained in the 2020 Plan.

Eligibility. Any person who is selected by the Committee to receive benefits under the 2020 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2020 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2020 Plan. As of April 16, 2020, the Company had approximately 3,911 employees, 658 consultants, and seven non-employee directors. The basis for participation in the 2020 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Shares Available for Awards under the 2020 Plan. Subject to adjustment as described in the 2020 Plan and the 2020 Plan share counting rules, the number of Common Shares available under the 2020 Plan for awards of:

•	stock options or SARs;

•	restricted stock;

•	RSUs;

•	performance shares or performance units;

•	other share-based awards under the 2020 Plan; or

•	dividend equivalents paid with respect to awards under the 2020 Plan;

2020 PROXY STATEMENT  29

will not exceed, in the aggregate, 6,658,754 Common Shares minus, as of the effective date of the 2020 Plan, one Common Share for every Common Share subject to an award granted under the Predecessor Plans between April 16, 2020 and the effective date of the 2020 Plan, plus any Common Shares that become available under the 2020 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2020 Plan awards. This design means that we are essentially “rolling into” the new 2020 Plan the shares that we have remaining under the Predecessor Plans as of April 16, 2020.

Share Counting. Generally, the aggregate number of Common Shares available under the 2020 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the 2020 Plan. Additionally, if after April 16, 2020, any Common Shares subject to an award granted under a Predecessor Plan are forfeited, or an award granted under a Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2020 Plan.

Types of Awards Under the 2020 Plan. Pursuant to the 2020 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Shares.

Generally, each grant of an award under the 2020 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2020 Plan. A brief description of the types of awards which may be granted under the 2020 Plan is set forth below.

Stock Options. A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the 2020 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier vesting of such stock options, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2020 Plan may not provide for dividends or dividend equivalents.

SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.

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Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Shares or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Common Share on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2020 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.

Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock.

RSUs. RSUs awarded under the 2020 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of the retirement, death, disability or termination or employment of service of a participant or in the event of a change in control.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares, but dividend equivalents or other distributions on Common Shares underlying the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Shares or any combination of the two.

Performance Shares, Performance Units and Cash Incentive Awards. Performance shares, performance units and cash incentive awards may also be granted to participants under the 2020 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.

2020 PROXY STATEMENT  31

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

Other Awards. Subject to applicable law and applicable share limits under the 2020 Plan, the Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under such an award in the nature of a purchase right granted under the 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2020 Plan. The Committee may also authorize the grant of Common Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards wish respect to which such dividends or dividend equivalents are paid.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Change in Control. The 2020 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred upon the occurrence (after the effective date of the 2020 Plan) of any of the following events (subject to certain exceptions and limitations and as further described in the 2020 Plan): (1) an individual, entity or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) individuals who, as of the effective date of the 2020 Plan, constitute the Board cease to constitute a majority of the Board, unless their replacements are approved as described in the 2020 Plan; (3) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries; or (4) approval by the stockholders of a complete liquidation or dissolution of the Company.

Management Objectives. The 2020 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2020 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.

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Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards. Except as otherwise provided by the Committee, and subject to the terms of the 2020 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2020 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2020 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2020 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2020 Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of Common Shares available under the 2020 Plan and the share limits of the 2020 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2020 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the

2020 PROXY STATEMENT  33

forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the 2020 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2020 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2020 Plan as then in effect unless the 2020 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding. To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2020 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2020 Plan exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.

No Right to Continued Employment. The 2020 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2020 Plan. The 2020 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plans on or after the date on which our stockholders approve the 2020 Plan, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following such date.

Amendment and Termination of the 2020 Plan. The Board generally may amend the 2020 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2020 Plan) (1) would materially increase the benefits accruing to participants under the 2020 Plan, (2) would materially increase the number of securities which may be issued under the 2020 Plan, (3) would materially modify the requirements for participation in the 2020 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NASDAQ Global Select Market, or, if the Common Shares are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2020 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2020 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by

34

Section 409A of the Code and subject to certain other limitations set forth in the 2020 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2020 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the 2020 Plan at any time. Termination of the 2020 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2020 Plan on or after the tenth anniversary of the effective date of the 2020 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2020 Plan.

Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2020 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2020 Plan, under circumstances further described in the 2020 Plan, but will not count against the aggregate share limit or other 2020 Plan limits described above.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2020 Plan because the grant and actual settlement of awards under the 2020 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2020 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2020 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

2020 PROXY STATEMENT  35

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Code Section 162(m)

Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The Company does not anticipate that it will be able to make any grants under the 2020 Plan that will be intended to qualify for the performance-based exception. To be clear, stockholders are not being asked to approve the 2020 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by our stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ACI WORLDWIDE, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN.

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Information Regarding Security Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2020 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 115,880,187 outstanding shares of common stock as of March 31, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2020 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The following table does not include shares underlying rTSR Performance Share Awards (as defined below) that are subject to vesting to the extent that performance objectives are achieved. There are no RSUs that will vest within 60 days of March 31, 2020. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(2)	Total Shares Beneficially Owned	Percent
5% Stockholders:
Waddell & Reed Financial, Inc.(3) 6300 Lamar Avenue, Oakland Park, KS 66202	10,367,164	-	10,367,164	8.95%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	13,830,470	-	13,830,470	11.94%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd, Malvern, PA 19355	10,730,895	-	10,730,895	9.26%
Brown Capital Management, LLC(6) 1201 N. Calvert Street, Baltimore, Maryland 21202	2,635,599	-	2,635,599	2.27%
Named Executive Officers and Directors:
Philip G. Heasley	1,349,931	1,049,323	2,399,254	2.07%
Scott W. Behrens	274,481	434,320	708,801	*
Craig S. Saks	69,830	214,152	283,982	*
Evanthia (Eve) Aretakis	34,795	40,000	74,795	*
Jeremy Wilmot	34,290	152,197	186,487	*
Odilon Almeida	30,440	-	30,440	*
Janet O. Estep	38,883	-	38,883	*
James C. Hale	41,401	-	41,401	*
Pamela H. Patsley	9,720	-	9,720	*
Charles E. Peters, Jr.	43,077	-	43,077	*
David A. Poe	56,616	-	56,616	*
Adalio T. Sanchez	41,897	-	41,897	*
Thomas W. Warsop III	43,577	-	43,577	*
All Directors and Executive Officers as a group (16 persons)	2,488,008	2,576,062	5,064,070	4.37%

2020 PROXY STATEMENT  37

*	Less than 1% of the outstanding shares of our common stock.
(1)	The address for all of our directors, director nominees and executive officers is the address of ACI’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105.
(2)	Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2020 (May 30, 2020).
(3)

Represents shares beneficially owned by Waddell & Reed Financial, Inc., or Waddell, based on a Schedule 13G filed with the SEC on February 14, 2020, which contained information as of December 31, 2019. According to the Schedule 13G, Waddell has sole voting power with respect to 10,367,164 shares, and the shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, or IICO, which is an investment advisory subsidiary of Waddell. The investment advisory contracts grant IICO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner.

(4)

Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on a Schedule 13G filed with the SEC on February 4, 2020, which contained information as of December 31, 2019. According to the Schedule 13G, BlackRock has sole voting power over 13,616,598 shares and has sole dispositive power over 13,830,470 shares.

(5)

Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on a Schedule 13G filed with the SEC on February 12, 2020, which contained information as of December 31, 2019. According to the Schedule 13G, Vanguard has sole voting power with respect to 243,174 shares, shared voting power with respect to 16,574 shares, sole dispositive power with respect to 10,486,629 shares and shared dispositive power with respect to 224,266 shares.

(6)

Represents shares beneficially owned by Brown Capital Management, LLC, or Brown, based on a Schedule 13G filed with the SEC on February 14, 2020, which contained information as of December 31, 2019. According to the Schedule 13G, Brown has sole voting power with respect to 511,132 shares and has sole dispositive power with respect to 2,635,599 shares. The Schedule 13G also provides that all of the shares are owned by various investment advisory clients of Brown and no individual client holds more than five percent of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. ACI employees generally prepare these reports on behalf of our executive officers and directors on the basis of information obtained from them, and we review the forms submitted to us by beneficial owners of more than 10% of our common stock. Based on such information, we believe that all but two reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the common stock during or with respect to 2019 were filed on time. Carolyn Homberger did not timely file a Form 4 for option exercises in December 2019, but such form was subsequently filed. Jeremy Wilmot did not timely file a Form 4 for an RSU award in December 2019, but such form was subsequently filed.

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Equity Compensation Plan Information

The following table sets forth, as of December 31, 2019, certain information related to our compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	6,840,822	(1)	$18.18	(2)	6,065,148	(3)
Equity compensation plans not approved by security holders	-		-		0
Total	6,840,822	(1)	$18.18	(2)	6,065,148	(3)

(1)

This number reflects shares reserved for issuance in connection with outstanding options, restricted share units and performance share awards under our 2005 and 2016 Equity and Performance Incentive Plans outstanding as of December 31, 2019, assuming maximum performance achievement with respect to performance-based awards (as a result, this aggregate reported number may overstate actual dilution).

(2)

Represents the weighted average exercise price of options outstanding under the 2005 and 2016 Equity and Performance Incentive Plans. The weighted average exercise price does not take restricted share units and performance share awards into account.

(3)

Of these shares, 2,688,136 remain available for future issuance under our 2017 Employee Stock Purchase Plan and 3,377,012 remain available for future issuance under our 2016 Equity and Performance Incentive Plan. All of these shares are available for issuance other than upon the exercise of options, warrants or rights.

2020 PROXY STATEMENT  39

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, and the next three most highly-compensated executive officers (our “Named Executive Officers”) who were serving in such capacity as of December 31, 2019, who were:

•	Philip G. Heasley, our former President and Chief Executive Officer (our former “CEO”);

•	Scott W. Behrens, our Senior Executive Vice President, Chief Financial Officer (our “CFO”);

•	Craig S. Saks, our Chief Operating Officer (our “COO”);

•	Eve Aretakis, our Executive Vice President, Group President, ACI On-Demand (our “Group President, AOD”); and

•	Jeremy M. Wilmot, our Executive Vice President, Group President, ACI On Premise (our “Group President, AOP”).

Recent months have been marked by a leadership transition in our executive team, which is further described below in “Executive Summary.”

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2019. It also provides an overview of our executive compensation philosophy, core principles and objectives. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for 2019, including the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

In 2019, in order to continue our ongoing outreach to our stockholders, we reached out to stockholders representing over 80% of our outstanding shares. In 2020, we have continued with our outreach to our stockholders.

ACI’s performance in 2019 was highlighted by revenue growth, adjusted EBITDA and 60-month backlog achievement:

Financial Results	• Revenue up 25% over 2018 • Adjusted EBITDA up 23% over 2018 • 60-month backlog increased to $5.8 billion from $4.2 billion in 2018

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA, as used in this Proxy Statement, is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses and one-time charges to implement cost reduction strategies. See Appendix B to this Proxy Statement for a reconciliation of our GAAP to non-GAAP financial results.

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In late 2019 and early 2020, our executive team underwent the following changes:

Executive Transition

• On November 7, 2019 we announced the retirement of Mr. Heasley, our then-President and CEO, effective December 31, 2019. In connection with such retirement, we entered into a retirement and general release agreement (further described below) with Mr. Heasley, pursuant to which Mr. Heasley agreed to continue to provide services as President and CEO through December 31, 2019, and then continue to serve the Company as a consultant through March 31, 2020.

• On December 12, 2019, the Board appointed Mr. Saks as interim President and CEO, effective January 1, 2020, to serve in such capacity while the Board conducted a review of internal and external candidates for a permanent replacement.

• On February 17, 2020, the Board appointed Odilon Almeida as President and CEO, effective March 9, 2020.

2019 compensation highlights for our Named Executive Officers are as follows:

2019 Base Salary

• Mr. Heasley, our former CEO, did not receive a base salary increase in 2019. His base salary has not been increased since 2016.

• Mr. Behrens, our CFO, received a 5% base salary increase.

• Mr. Saks, our COO, received an 8% base salary increase.

• Ms. Aretakis, our Group President, AOD, received a 13% base salary increase.

• Mr. Wilmot, our Group President, AOP, received a 6% base salary increase.

2019 Management Incentive Compensation (“MIC”)	• We did not achieve our threshold level of adjusted EBITDA under the 2019 MIC program, so there were no payouts to our Named Executive Officers.

2019 Long Term Incentive Plan (“LTIP’)

• Our former CEO received long-term equity awards with (i) 75% of the target total grant value allocated to performance shares based on relative total shareholder return (“rTSR Performance Share Awards”), which vest, if at all, based on ACI’s total stockholder return for a three-year performance period versus the S&P MidCap 400 Index, and (ii) the remaining 25% of the target total grant value allocated to RSUs that generally vest ratably over a three-year period.

• Our Named Executive Officers, other than our former CEO, received long-term equity awards with (i) one-half of the target total grant value allocated to rTSR Performance Share Awards, and (ii) the other half allocated to RSUs that generally vest ratably over a three-year period.

• The aggregate target grant date value of the 2019 regular annual LTIP awards for our former CEO was approximately $6,950,000, and the aggregate target grant date value of the 2019 regular annual equity awards for our other Named Executive Officers ranged from $1,099,975 to $2,200,000.

• In addition, our COO, Group President, AOD and Group President, AOP each received a special retention grant in the form of an RSU with a target grant date value of $1,000,000, $500,000 and $500,000, respectively, which generally vests on the 18-month anniversary of the grant date.

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Stockholder Input on Executive Compensation Program

2019 Say-on-Pay Vote

At our 2019 annual meeting, our stockholders approved our executive compensation with approximately 97.9% of the votes cast in favor of the proposal, which was the same as the 97.9% of the votes cast in favor in 2018. Based on the high level of approval, the Compensation Committee determined that the changes made to the executive compensation program in 2019 after the stockholder outreach in 2018 were appropriate and would be continued into 2020.

Stockholder Engagement and Feedback

We carefully consider feedback from our stockholders regarding our executive compensation program through our annual say-on-pay vote, as well as through our communications with stockholders throughout the year. Our stockholders are invited to express their views to the Compensation Committee as described under “Stockholder Communications with our Board” below.

Consistent with the practice we adopted in 2018, in 2019 we conducted our annual stockholder outreach. In 2019, we reached out to stockholders representing over 80% of our outstanding shares at the time. The purpose of the outreach was to discuss our executive compensation programs and elicit each stockholder’s feedback as to what we are doing well and suggestions to what we can improve. Based on the feedback from our 2019 outreach, we do not believe that the stockholders had significant concerns with the current executive compensation program.

In the first quarter of 2020 we again initiated outreach to our top outside stockholders and, to date, have contacted those representing more than 60% of our outstanding shares. This was part of our continuing outreach to discuss our executive compensation practices and any other items of interest to them. The feedback from our 2020 outreach was generally positive and we continue to believe that the stockholders do not have any significant concerns with the current executive compensation program.

Frequency of Say-on-Pay Vote

Every six years, we are required to conduct a non-binding stockholder advisory vote on the frequency of future say-on-pay votes. At our 2017 Annual Meeting of Stockholders, the highest number of votes was cast for conducting annual say-on pay votes. In light of this result and other factors considered, our Board has determined that we will hold annual say-on-pay votes. We expect to conduct our next required vote on the frequency of the say-on-pay votes at our 2023 Annual Meeting of Stockholders.

Pay-for-Performance Alignment

Underlying our executive compensation program is a strong belief in promoting a pay-for-performance culture. As a result, the Compensation Committee designs the target total direct compensation of our executive officers, including our Named Executive Officers, so that a significant portion of each executive officer’s overall compensation opportunity is linked to our annual financial performance and our long-term relative total shareholder return. In addition, the Compensation Committee seeks to set challenging thresholds and target performance levels for each of the metrics used in our incentive compensation plans to ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

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At-Risk Incentives Align Executive Officer and Stockholder Interests

The pay mix of the target total direct compensation for our former CEO and our other Named Executive Officers for 2019 reflects this pay-for-performance design:

* Does not include a special retention grant of RSUs made to the COO, the Group President, AOD and the Group President, AOP in 2019.

Strong Correlation between Executive Officer Compensation and Our Performance

In addition, the Compensation Committee endeavors to align the compensation of our executive officers with stockholder value creation. As noted above, for 2019, 72% of our former CEO’s target total direct compensation was performance-based. The following chart compares both our former CEO’s compensation as reported in the Summary Compensation Table and our former CEO’s actual realized total direct compensation for each of the past five years against our total shareholder return for the same period. We believe this chart demonstrates our pay-for-performance alignment. Over the past four years, our total shareholder return has generally increased (particularly for the 2019 fiscal year). Our former CEO’s actual realized compensation for 2018 and 2019 reflects a moderate increase over 2015-2017 levels, but his overall compensation over the five-year period did not consistently increase and was substantially less than the compensation reported in the Company’s Summary Compensation Tables for such years, due to his long-term incentives, including his options and PSUs, not delivering as much value as the reported grant date value of these awards.

5-Year CEO Compensation vs. Cumulative Annual Total Shareholder Return (TSR)

CEO Compensation Actually Paid consists of (i) the former CEO’s base salary paid for the year; (ii) the actual amount of any cash bonus or incentive paid; (iii) the value of all restricted share and RSU awards on the vesting date; (iv) the fair market value of all performance share awards on the vesting date; and (v) the Black Scholes value of all stock options on their vesting date using the stock price on the vesting data and an expected remaining term equal to half of the maximum contractual term minus the years since grant.

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Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes our executive compensation and related governance policies and practices:

What We Do

• Use a Pay-for-Performance Philosophy	A significant portion of our executive officers’ compensation (and, for 2019, approximately 72% of our former CEO’s compensation) is directly linked to corporate performance; we also structure their target total direct compensation with a significant long-term equity component, thereby making a substantial portion of each executive officer’s target total direct compensation dependent upon our stock price and/or total shareholder return.

• Performance-Based Equity Awards	Our former CEO and our other executive officers received performance-based equity awards. In 2019, 61% of our former CEO’s and, on average, 33% of our other Named Executive Officers’ target total direct compensation consisted of rTSR Performance Share Awards.

• “Double-Trigger” Change in Control Arrangements	In 2016, we revised our change in control compensation arrangements to include a “double-trigger” provision that requires both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid. All outstanding unvested equity awards, and it is our expectation that all future equity awards will, have a “double-trigger” provision.

• Maintain an Independent Compensation Committee	The Compensation Committee consists solely of independent directors.

• Compensation Recovery (“Clawback”) Policy	We have adopted a policy providing for the recovery of annual cash incentive compensation and any equity awards from our CEO and other executive officers (including our other Named Executive Officers) if (i) we restate our financial statements due to a material noncompliance with federal securities laws due in whole or in part to an employee, or (ii) it is determined that an employee has engaged in misconduct in the course of his or her employment.

• Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO, our other executive officers and the non-employee members of our Board.

• Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers.

• Retain an Independent Compensation Advisor	The Compensation Committee has engaged its own independent compensation advisor to provide information, analysis and other advice on executive compensation independent of management.

• Annual Executive Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

• Annual Compensation-Related Risk Assessment	The Compensation Committee regularly reviews our compensation-related risk profile.

• Succession Planning	We have robust succession planning and executive assessment processes to ensure succession plans are in place.

• Balanced Time Horizon for Incentive Compensation	We have a balance of time horizons for our incentive awards, including an annual cash incentive compensation plan, three-year vesting or performance periods for our LTIP performance share awards and RSU awards, and a five-year performance period for our supplemental LTIP performance share awards.

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What We Don’t Do

• No Special Retirement Plans	We do not currently offer pension arrangements or retirement plans to our executive officers other than the Section 401(k) retirement plan that is available to all U.S. employees, although we do provide our executives with the ability to defer a portion of their compensation to be paid at the end of their service with us.

• No Guaranteed Bonuses	We do not provide guaranteed bonuses to our executive officers.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No “Single Trigger” Change in Control Arrangements	We do not provide cash severance solely upon a change in control of the Company. We changed our change in control agreements in 2016 to eliminate single trigger vesting acceleration for our equity awards. All equity awards are subject to double trigger vesting acceleration.

• No Special Perquisites or Other Personal Benefits	We do not provide our executive officers with any perquisites or other personal benefits that are not available to our employees generally.

• No Tax Payments on Perquisites	We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits.

• No Excise Tax Payments on Future Post-Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of the Company. We amended all agreements to remove these provisions in 2016.

• No Hedging	We prohibit our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales and certain derivative transactions relating to our securities.

• No Special Welfare or Health Benefits	We do not provide our executive officers with any welfare or health benefit programs, other than participation on the same basis as our full-time employees in the employee programs that are standard in our industry sector.

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

• No Pledging	Current awards granted under our equity plans provide that they may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the grantee until they become vested.

• Limited Contractual Vesting Acceleration	We have no contractual acceleration of vesting for any outstanding equity, except for these limited, common exceptions: death or long-term disability (or, in some cases, termination without cause) of the recipient, or pursuant to change in control benefits.

Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide compensation and benefit levels that will attract, retain, motivate and reward a highly-talented management team within the context of responsible cost management;

•	Establish a direct link between our financial and operational results and achievement of strategic objectives and the compensation of our executive officers; and

•

Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

2020 PROXY STATEMENT  45

Compensation Design

Our executive compensation consists of three principal elements: base salary, an annual incentive compensation opportunity under the MIC program and long-term compensation opportunities under the LTIP in the form of equity awards that include service-based RSUs and performance shares based on relative total shareholder return. In alignment with our pay-for-performance philosophy, a significant portion of our executive officers’ target total direct compensation is “at-risk” and variable in the amount ultimately paid.

We believe that linking a significant portion of our executive officers’ target total direct compensation to challenging performance objectives creates strong incentives for them to achieve our short-term profitability and growth objectives as well as to create sustainable long-term value for our stockholders. We believe that this approach also assists us in attracting talented individuals who are committed to achieving challenging goals with the opportunity to earn superior compensation if they and the Company demonstrate superior results.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers with input from all our independent directors.

The Compensation Committee is responsible for:

•	Overseeing our compensation and benefit plans, policies and programs generally;

•	Reviewing and approving the compensation of our CEO;

•	Reviewing and approving all compensation for our other executive officers, including our other Named Executive Officers;

•	Overseeing and administering our cash-based and equity-based compensation plans;

•	Reviewing and overseeing our leadership development and succession plans;

•	Reviewing and approving our post-employment compensation arrangements; and

•	Reviewing and approving this Compensation Discussion and Analysis.

The Compensation Committee is also responsible for the periodic review and evaluation of (i) the design and administration of our annual and long-term incentive compensation plans to ensure that they are structured and administered in a manner consistent with our goals and objectives, (ii) our policies and practices relating to the grant of equity awards, (iii) our employee benefits plans and arrangements and (iv), if applicable, our perquisite programs.

The Compensation Committee’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure. We compete for talent in a highly-competitive environment, and our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly-qualified executives in this environment.

Role of Our CEO and Management Team

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our management team assists the Compensation Committee by providing information on corporate and individual performance as well as our CEO’s perspective and recommendations on compensation matters. In addition, our management team recommends to the Compensation Committee the performance measures and related target levels for the MIC program (which are typically based on our annual operating plan). The management team also recommends the forms of equity awards for our long-term incentive compensation program (which are typically tied to our five-year strategic plan).

The Compensation Committee solicits our CEO’s recommendations with respect to the compensation arrangements for our executive officers, including our Named Executive Officers (other than himself), including adjustments to base salary and target annual incentive compensation opportunities, long-term incentive compensation opportunities in the form of equity awards

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and other compensation-related matters (such as discretionary cash bonuses and supplemental equity awards). In addition, our CEO annually evaluates the performance of each executive officer (other than himself) and provides the results of these evaluations to the Compensation Committee.

The Compensation Committee reviews and discusses the CEO’s recommendations and uses them as one factor in approving the compensation for our executive officers, including our Named Executive Officers. Our CEO is not present for any Compensation Committee discussions, and does not make any recommendations, regarding his own compensation.

Compensation Review Cycle

The Compensation Committee conducts an annual review of our executive compensation program, as well as a review of the compensation arrangements for each of our executive officers, including each of our Named Executive Officers, during the fourth quarter of the previous year and the first quarter of each year. During this review, the Compensation Committee evaluates each executive officer’s base salary level, target annual incentive compensation opportunity, target total cash compensation opportunity, long-term incentive compensation opportunity, target total direct compensation and any other compensation-related items. Generally, compensation adjustments are effective at the beginning of the year. Each fiscal quarter, the Compensation Committee tracks our financial and operational performance and the corresponding projected payments under the MIC program and the then-current performance of the equity awards previously granted to our CEO and our other executive officers.

Factors Considered in Compensation Deliberations

The Compensation Committee does not use a single method or measure in setting or approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which the Compensation Committee considers when selecting and setting the amount of each compensation element for our executive officers, including our CEO and our other Named Executive Officers, provide a framework for its compensation decision-making:

•	Our executive compensation program objectives;

•	Our performance against the financial and operational goals and objectives established by the Compensation Committee and our Board;

•	Each individual executive officer’s qualifications, knowledge, skills, experience and tenure relative to other similarly-situated executives at the companies in our compensation peer group;

•	The scope of each executive officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group;

•

The prior performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance and ability to lead his or her business unit or function and work as part of a team;

•	The potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;

•	The CEO’s compensation relative to that of our executive officers and compensation parity among our executive officers;

•	Our financial performance relative to our peers;

•

The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;

•

In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and

•	The recommendations provided by our CEO regarding the compensation of our executive officers, as described above.

These factors provide the framework for decision-making by the Compensation Committee with respect to the compensation of each of our executive officers.

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Role of Compensation Consultant

As permitted under its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. It directly engages the compensation consultant, which serves at the discretion of the Compensation Committee and which reviews the terms of the engagement annually.

In August 2017, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national independent compensation consulting firm, to serve as its compensation consultant. The Compensation Committee conducted a thorough review of proposals submitted by nationally recognized compensation consultants and through this process selected Compensia to be the consultant. The compensation consultant reported directly, and was directly accountable, to the Compensation Committee, and the Compensation Committee retained the sole authority to retain, terminate and obtain the advice of its compensation consultant at our expense.

The Compensation Committee selected Compensia as its compensation consultant because of the firm’s expertise and reputation and the fact Compensia provided no services to us at the time of selection, had no ties to our management team that could jeopardize their independent status and had strong internal governance policies that help ensure that they would maintain their independence.

During 2019, the compensation consultant regularly attended the meetings of the Compensation Committee (both with and without management present) during the period of its engagement and provided the following services:

•	Consulting with the Compensation Committee chair and other members between Compensation Committee meetings on compensation matters;

•	Assisting on the design of the compensation for our former CEO and Odilon Almeida, the newly hired CEO;

•

Reviewing and updating the compensation peer group used to assess the positioning and competitiveness of our executive and non-employee director compensation programs (non-employee director compensation recommendations are made to the Corporate Governance Committee);

•

Providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•

Reviewing and analyzing the base salary levels, target annual incentive compensation opportunities, target total cash compensation opportunities, long-term incentive compensation opportunities and target total direct compensation of our executive officers and other executive positions;

•	Assessing executive compensation trends within our industry, and updating the Compensation Committee on corporate governance and regulatory developments;

•	Reviewing market equity compensation practices, including burn rate and overhang;

•

Providing competitive market data based on the compensation peer group regarding the compensation of the non-employee members of our Board, which the Corporate Governance Committee reviews on an annual basis, and evaluating how the compensation we pay to these individuals compares to how the companies in the compensation peer group compensate the members of their board of directors;

•	Assisting in the drafting of the Compensation Discussion and Analysis; and

•

Assessing compensation-related risk to determine whether our compensation policies and practices are reasonably likely to have a material adverse impact on us. See above for a more complete discussion of the compensation risk assessment.

In 2019, Compensia did not provide any services to us except those listed above. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. With respect to the 2019 period, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia was independent and that their work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultant on an annual basis.

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Market Data

Each year, the Compensation Committee identifies a group of peer companies for purposes of comparing and analyzing our executive compensation levels, policies and practices against the competitive market. The companies in this compensation peer group for 2019 were selected in the summer of 2018 based on their similarity to us, as determined using the following criteria:

•	Companies in the software or information technology services industries;

•	Companies with a similar focus in terms of products or customers that would likely compete against us for financial capital and employees;

•

Companies of similar revenue size and market capitalization. Our selection criteria consider companies within a revenue range of 50% to 200% our trailing twelve months’ revenue and a market capitalization range of between 25% and 400% our then-current market capitalization; and

•	Companies headquartered in the U.S. with status as an independent publicly traded entity.

After consultation with its compensation consultant, the Compensation Committee approved the following compensation peer group for use with respect to 2019 executive compensation decisions:

Blackbaud, Inc.	Nuance Communications, Inc.

Cadence Design Systems, Inc.	Pegasystems Inc.

CDK Global, Inc.	PTC Inc.

Commvault Systems, Inc.	RealPage, Inc.

CSG Systems International, Inc.	Splunk Inc.

Fair Isaac Corp.	SS&C Technologies Holdings, Inc.

FireEye, Inc.	Tyler Technologies, Inc.

Fortinet, Inc.	Ultimate Software Group, Inc.

Guidewire Software, Inc.	Verint Systems Inc.

To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. This market data was then used as a reference by the Compensation Committee to assess our current compensation levels during its deliberations on compensation forms and amounts.

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition, considering changes in both our business and the businesses of the companies in the peer group. For the peer group described above, in comparison to the prior year’s peer group, we removed one company, Square, Inc., due to both its revenue and market capitalization exceeding our then-current selection criteria ranges. We also added CDK Global, Inc. and Guidewire Software, Inc., because they were within our revenue and market capitalization section criteria ranges and were considered to be appropriate business fits.

Compensation Elements

Our executive compensation program is comprised of the elements set forth in the following table, each of which is described in more detail below. Although the focus of this Compensation Discussion and Analysis is on the compensation of our Named Executive Officers, our 2019 executive compensation program for all our executive officers, including those who are not Named Executive Officers, was comprised of these same elements, and the compensation-setting process described above applies similarly with respect to the compensation of all our executive officers. The Compensation Committee considers the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above to determine the form and amount of each element of compensation similarly for our CEO and our other executive officers, including our other Named Executive Officers.

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The following table sets forth information regarding each individual compensation element, including each element’s principal purpose, its link to our compensation philosophy and, where the element is performance-based, the specific associated performance metrics.

Compensation Element	Description	Element Objectives

Base Salary	• Ongoing cash compensation based on executive officer’s role, responsibilities, competitive market positioning and individual performance	• Attract and retain key managerial talent • Drive top-tier performance through individual contributions

Annual Cash Incentive Awards

• Annual cash incentive with target award amounts for each executive officer; actual cash awards may be higher or lower than target based on business and individual performance

• Provided under our Executive Management Incentive Compensation Plan

• Attract and retain key managerial talent • Encourage and reward achievement of annual performance objectives • Drive top-tier performance through individual contributions

Long-Term Incentive Compensation

• Long-term equity incentives granted in the form of options to purchase shares of our common stock, service-vesting RSUs and performance share awards; actual performance share awards earned may be higher or lower than target, based on relative total shareholder return in comparison to an index

• Attract and retain key managerial talent

• Drive top-tier performance through long- term individual contributions and focus on sustained success

• Enhance stock ownership/align with stockholders’ interests

Health, Welfare and Other Benefits

• Provides broad-based market competitive employee benefits consistent with the benefits available to our employees generally, including our employee stock purchase plan, Section 401(k) retirement plan, life, health and dental insurance and short-term and long-term disability plans

• Attract and retain key managerial talent

• Promote health and well-being of executive officers

• Provide death benefits to executive officer beneficiaries

• Provide opportunity for future financial security

Non-Qualified Deferred Compensation	• Enables deferral of base salary and/or annual cash incentive awards on a tax- efficient basis to meet future financial goals	• Attract and retain key managerial talent • Provide opportunity for future financial security

Severance and Change in Control Benefits	• Provides for payments and benefits in the event of a qualifying termination, including in connection with a change in control of the Company	• Retain key managerial talent • Focus on delivering top-tier stockholder value in periods of uncertainty • Support effective transition

Base Salary

Base salary represents the fixed portion of the target total direct compensation of our executive officers, including our Named Executive Officers, and is intended to attract and retain highly talented individuals.

Each executive officer’s base salary, except our CEO’s, is based on the recommendation of our CEO to the Compensation Committee. These recommendations consider competitive market data assessments prepared by our independent compensation consultant, the Company’s operating budget, a desire to phase in compensation changes over more than one fiscal year, relative levels of cash incentive and long-term equity compensation, the performance of a particular executive officer’s business unit in relation to established strategic plans, long-term potential of the executive officer to contribute to our financial position, retention concerns, if any, and the assessment of the executive’s performance in the executive’s annual performance appraisal. The Compensation Committee, in consultation with its compensation consultant, reviews the base

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salaries of our executive officers, including our Named Executive Officers (other than our CEO) annually based on the CEO’s recommendation and considers these factors as well as those described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee adjusts the base salaries of our executive officers as it determines to be necessary or appropriate.

Mr. Heasley’s compensation, including his base salary, and certain other key terms of his employment, were set forth in his employment agreement (the specific terms and conditions of which are discussed in more detail in the section entitled “CEO Employment Agreement” below). The Compensation Committee reviewed Mr. Heasley’s compensation, including his base salary, and the terms and conditions of his employment agreement on an annual basis in connection with the review of the compensation of our other executive officers. As part of this review, the Compensation Committee considered our overall financial performance, our progress on our operational and strategic objectives and the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

In November 2018 and January 2019, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration the factors described above. Following this review, the Compensation Committee determined to maintain the base salary of our former CEO at his 2018 level and provided increases to our CFO, COO, Group President, AOP and Group President, AOD (each effective as of January 1, 2019) to address the competitiveness of each executive’s base salary after taking into account their performance, their current positions and the factors noted above in “Factors Considered in Compensation Deliberations.” The base salaries of our Named Executive Officers for 2018 and 2019 were as follows:

Named Executive Officer	2018 Base Salary	2019 Base Salary	Percentage Increase
Philip G. Heasley	$720,000	$720,000	0%
Scott W. Behrens	$415,000	$435,000	4.8%
Craig S. Saks	$415,000	$450,000	8.4%
Eve Aretakis	$350,000	$395,000	12.9%
Jeremy M. Wilmot	$340,000	$360,000	5.9%

Annual Cash Incentive Awards

Our annual cash incentive plan for our executive officers, including our Named Executive Officers, which is established each year as part of our MIC program, offers them the opportunity to earn cash awards based on our corporate and their business unit and individual performance as measured over a 12-month performance period. This annual cash incentive plan is designed to encourage each individual participant’s contribution to, and to reward them for, the achievement of specific pre-established financial and operational objectives that are controlled by, or can be directly impacted by, him or her.

In June 2019, the Compensation Committee approved the 2019 MIC program for our executive officers, including our Named Executive Officers. The 2019 MIC program provided for a funding pool (the “Funded Incentive Pool”) based on the achievement of adjusted EBITDA. Based on individual performance, an executive officer’s payment under the 2019 MIC program could range from 0% to 200% of his or her target annual cash incentive award opportunity (as described below), but the aggregate of all 2019 MIC program payments could not exceed the Funded Incentive Pool for all participants.

Annual Cash Incentive Award Opportunity Targets

At the beginning of each year, our executive officers, including our Named Executive Officers, are assigned a target annual cash incentive award opportunity, the amount of which is calculated as a percentage of their annual base salary. Generally, the Compensation Committee, in consultation with its compensation consultant, reviews the target annual cash incentive award opportunities of each of our executive officers considering our CEO’s recommendations (except with respect to his own target annual cash incentive award opportunity), as well as the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee adjusts the target annual cash incentive award opportunities of our executive officers as it determines to be necessary or appropriate. For our CEO, the Compensation Committee reviews his target annual cash incentive at the same time as all the other terms of his employment agreement, as described above.

2020 PROXY STATEMENT  51

In November 2018 and January 2019, the Compensation Committee reviewed the target annual cash incentive opportunities of our executive officers, including our Named Executive Officers. Following this review, the Compensation Committee decided to maintain the target annual cash incentive award opportunity as a percentage of base salary at the 2018 levels for all Named Executive Officers other than Mr. Wilmot. Mr. Wilmot’s target annual cash incentive award opportunity was increased from 75% to 100% for 2019. The target annual cash incentive award opportunities of our Named Executive Officers for purposes of the 2018 MIC program and the 2019 MIC program were as follows:

Named Executive Officer	2018 Target Annual Cash Incentive Award Opportunity (% of base salary)	2018 Target Annual Cash Incentive Award Opportunity ($)	2019 Target Annual Cash Incentive Award Opportunity (% of base salary)	2019 Target Annual Cash Incentive Award Opportunity ($)	Percentage Increase over 2018 (calculated based on the dollar amount increase)
Philip G. Heasley	125%	$900,000	125%	$900,000	0%
Scott W. Behrens	100%	$415,000	100%	$435,000	4.8%
Craig S. Saks	100%	$415,000	100%	$450,000	8.4%
Eve Aretakis	100%	$350,000	100%	$395,000	12.9%
Jeremy M. Wilmot	75%	$255,000	100%	$360,000	41.2%

Payments under the 2019 MIC program could be more or less than the target annual cash incentive award opportunity (up to a maximum of 200% of the target award opportunity) depending on the Company’s and an executive officer’s actual performance for the year.

Plan Terms – Eligibility

To be eligible for any payment under the 2019 MIC program, an executive officer was required to:

•	Be an employee on the date of payment, except to the extent otherwise provided by us; and

•	Be an employee prior to October 1 of the applicable fiscal year. Eligibility is prorated for less than full year employment.

If an executive officer’s employment with us terminated for any reason prior to the payment date, he or she would not be eligible to receive an award, and he or she would forfeit all rights to such payment except to the extent otherwise provided by us. In addition, we reserve the right to require an executive officer to forfeit his or her right to payment or to reimburse us for any payments previously paid, along with any other action we deem necessary or appropriate, in the event it is determined that the individual participant engaged in misconduct in the course of his or her employment.

Plan Terms – Performance Metrics

For purposes of the 2019 MIC program, our executive officers were eligible to earn annual cash incentive awards for the period beginning on January 1, 2019 and ending on December 31, 2019 based on our actual performance as measured in three categories:

•	Adjusted EBITDA performance;

•	Business Unit Management Business Objectives (“MBO”); and

•	Individual Performance Goals and overall job performance.

The adjusted EBITDA performance funds a funding pool that is then allocated among the executive officers based on their performance against their respective Business Unit MBOs and Individual Performance Goals.

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Plan Terms – Adjusted EBITDA Performance

As described above, the adjusted EBITDA funding pool was the source of funding for payments under the 2019 MIC program. Our performance against the following performance goal determines the overall funding.

Corporate Performance Metric	Target Performance Level (millions)	Performance Achievement Percentage	Annual Cash Incentive Award Payment Percentage(1)
		90%	50%
Adjusted EBITDA(2)	$399	100%	100%
		105%	200%

(1)	Performance between points is interpolated linearly for funding.
(2)	For purposes of the 2019 MIC program, “adjusted EBITDA” means the adjusted EBITDA for fiscal year 2019 as determined by the Company.

The overall maximum funding of the plan regardless of Business Unit MBO results or individual performance is 200%. The overall payout for all participants cannot exceed the overall MIC Funded Incentive Pool generated by adjusted EBITDA performance. The overall payout for the plan for any Named Executive Officer cannot exceed 200% of his or her annual target incentive amount.

The Compensation Committee approved this plan design because this design incents the achievement of adjusted EBITDA performance, which is a key financial measure of how we and stockholders judge our performance.

Plan Terms – Business Unit and Individual Performance

Each Named Executive Officer and other executive officers have two types of performance goals under the 2019 MIC program. These are Business Unit MBOs and Individual Performance Goals.

Each Named Executive Officer and other executive officers are assigned to a business unit for their Business Unit MBO. The business units for 2019 were ACI on Premise (AOP), ACI on Demand and Product Development and Corporate. The CEO proposes Business Unit MBOs for each Named Executive Officer and each other executive officer. The Compensation Committee reviews and approves each of these objectives. The Compensation Committee sets the MBOs for the CEO.

The Business Unit MBOs are based on financial and other quantifiable measures relevant to the executive’s responsibilities. Each Business Unit MBO has specific weighting and threshold, target and top-level performance metrics established. The performance against the Business Unit MBO may result in a funding impact ranging from 0% to 200% of the adjusted EBITDA funding result for each executive up to a maximum of 200% total funding. In the event that an executive’s Business Unit MBO performance is less than 100%, their payment will be reduced based on the Business Unit MBO result. As the overall Funded Incentive Pool cannot be exceeded, any funding for achievement over 100% of the MBO is limited to unused funding from executives that did not achieve 100% Business Unit MBO Performance. Any funding for an executive for achievement over the adjusted EBITDA funding gate is distributed on a pro rata basis relative to each executive’s performance against his/her Business Unit MBO.

Named Executive Officer	Business Unit MBOs	Weighting	Threshold Performance Level (50% payout)	Target Performance Level (100% payout]	Top Performance Level (200% payout)
Heasley, Behrens, Saks, and Aretakis	ACI Net Revenue ($M)	33%	1,013.0	1,072.0	1,127.7
		-	94.5%	100%	105.2%
	ACI Total New External Bookings ($M)	33%	841.4	953.5	1,021.5
		-	88.2%	100%	107.1%
	ACI Adjusted EBITDA ($M)	34%	359.1	399.0	419.0
		-	90.0%	100.0%	105.0%
Total		100.0%

2020 PROXY STATEMENT  53

Named Executive Officer	Business Unit MBOs	Weighting	Threshold Performance Level (50% payout)	Target Performance Level (100% payout)	Top Performance Level (200% payout)
Wilmot	AOP Net Revenue ($M)	34%	637.2	680.0	715.0
		-	93.7%	100%	105.2%
	AOP Pre-Corporate Adjusted EBITDA($M)	33%	374.3	415.9	436.7
		-	90.0%	100%	105.0%
	AOP External New Bookings ($M)	33%	425.7	481.5	515.4
		-	88.4%	100.0%	107.0%
Total		100.0%

Each Named Executive Officer has Individual Performance Goals that further focus the executives’ performance. The CEO assesses the executives’ overall job performance including the executive’s performance against the Individual Performance Goals and may adjust the calculated payout between a 50% decrease to a 20% increase.

The overall payout for all participants cannot exceed the overall MIC Funded Incentive Pool generated by adjusted EBITDA performance. The overall payout for the plan for any executive cannot exceed 200% of his or her annual target incentive amount.

Annual Cash Incentive Award Decision

In February 2020, the Compensation Committee determined the amounts to be paid under the 2019 MIC program. The first step in making this determination was to calculate the amount of the adjusted EBITDA Funded Incentive Pool based on our actual performance in 2019 with respect to adjusted EBITDA.

We did not achieve the threshold level of our adjusted EBITDA goal as a result of earning adjusted EBITDA of $308 million for 2019. This resulted in no funding of the Incentive Pool and no amounts being paid out under the 2019 MIC program. As a result of the MIC program resulting in no funding, there was no evaluation of Business Unit MBO or Individual Performance Goals.

Long-Term Incentive Compensation

Our long-term incentive program provides for the grant of equity awards to our executive officers, including our Named Executive Officers, and other key employees whose responsibilities and decisions directly impact our long-term business results. We use equity awards to both incentivize these individuals and to address special situations as they may arise from time to time, such as promotions and retention arrangements. Our equity award grant practices are designed to reflect a balance between our desire to motivate and retain executive talent, our belief in the benefits that accrue to us by aligning the interests of our management team with those of our stockholders, our need to remain competitive in recruiting and our need to effectively manage the dilution of stockholders’ interests.

In 2019, we granted rTSR Performance Share Awards that may be earned through the achievement of pre-established performance objectives over a multi-year period and service vesting RSUs to deliver long-term incentive compensation opportunities to our executive officers.

Our performance share awards enable our executive officers to earn shares of our common stock based on our performance over a three-year performance period. These awards provide an equity opportunity that motivates and rewards our executives for successful long-term performance. We believe our rTSR Performance Share Awards can provide strong upside potential in the event of outperformance relative to the competitive market, with the ability to earn a target award even in a down market. In addition, our rTSR Performance Share Awards provide a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term business objectives.

We provided grants of RSUs in 2019 to increase the long-term retention power of our equity compensation and to align with the competitive market. Since the ultimate value of the RSUs is based on our stock price at the time the RSU vests, we believe that there is still strong alignment with stockholders’ interests while increasing our retention hold on our key executive and employee talent.

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Typically, the size and form of the equity awards for our executive officers are determined in the discretion of the Compensation Committee at a level that it believes is competitive with current market conditions and after taking into consideration an analysis of competitive market data, the recommendation of our CEO (except with respect to his own equity award), the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to that of the companies in our compensation peer group, the potential ownership dilution to our stockholders (our “overhang”) in relation to the median practice of the companies in our compensation peer group and the other factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. The target grant date fair values of the 2019 equity awards for the following Named Executive Officers were increased over such officers’ 2018 levels: Mr. Heasley’s was increased from $4,799,995 to $6,949,976; Mr. Behrens’s was increased from $1,499,996 to $2,200,031; and Mr. Saks’s was increased from $1,499,996 to $2,100,021. These increases were intended to better align the Named Executive Officers’ equity award opportunities with market practices for similar positions, to reflect the performance of the Named Executive Officers and the Company during the prior year and the desire of the Compensation Committee to emphasize long term performance-based compensation in its top executives’ compensation.

In March 2019, the Compensation Committee granted long-term incentive compensation to our former CEO using a combination of RSUs and an rTSR Performance Share Award that may be earned, if at all, based on the performance of the total shareholder return of our common stock relative to the S&P MidCap 400 Index, over a three-year performance period. The rTSR Performance Share Award comprised approximately 75% of the target aggregate grant value delivered pursuant to these equity awards, while the RSUs comprised 25% of the target aggregate grant value delivered. This contrasts with Mr. Heasley’s 2018 long-term incentive compensation opportunity, approximately 75% of which was comprised of an rTSR Performance Share Award, and approximately 25% of which was comprised of stock options. The Compensation Committee decided to use a combination of an rTSR Performance Share Award and RSUs for the former CEO for 2019 to better align the Company’s practices with market practices and increase the retention strength of the equity program.

At the same time, the Compensation Committee granted regular annual long-term incentive compensation to our other executive officers, including our Named Executive Officers other than our former CEO, using a combination of RSUs and rTSR Performance Share Awards. The grant was intended to be equally divided between the RSUs and rTSR Performance Share Awards based on the target aggregate grant value. The accounting valuation resulted in a slightly greater value for the rTSR Performance Share Awards than the RSU awards. The Compensation Committee decided to continue to grant RSUs to the executive team to maintain alignment with market practices and the retention strength of the equity program.

The annual equity awards and underlying number of shares of our common stock granted to our Named Executive Officers in 2019 were as follows:

Named Executive Officer	Restricted Share Unit Awards (# of shares)(1)	Relative TSR Performance Share Awards (target # of shares)	Aggregate Target Grant Date Fair Value(1)
Philip G. Heasley	52,540	108,820	$6,949,976
Scott W. Behrens	33,263	22,965	$2,200,031
Craig S. Saks	59,390	21,921	$3,100,000
Eve Aretakis	31,206	12,004	$1,649,951
Jeremy M. Wilmot	30,450	11,482	$1,599,946

(1)

The number of RSUs includes special retention grants made on December 9, 2019 to Mr. Saks — 27,639 RSUs with a grant date fair value of $999,979; Ms. Aretakis — 13,819 RSUs with a grant date fair value of $499,971; and Mr. Wilmot — 13,819 RSUs with a grant date fair value of $499,971. These RSUs generally vest in full on the 18-month anniversary of the grant date. See “Special Retention Grants” below.

Relative TSR Performance Share Awards

The rTSR Performance Share Awards are to be earned, if at all, over a three-year performance period ending December 31, 2021 based on the performance of the total shareholder return of our common stock relative to the S&P 400 MidCap Index, an index that tracks the investment results of similarly-sized U.S. public companies and of which we are a constituent. The rTSR Performance Share Awards may be earned based on the following terms:

•	If the relative total shareholder return performance of our common stock does not achieve the threshold performance level, then our executive officers will not earn any shares of our common stock.

2020 PROXY STATEMENT  55

•

If the relative total shareholder return performance of our common stock achieves at least the threshold performance level, then our executive officers will earn shares of our common stock based on a performance matrix that provides as follows:

Performance (Percentile Ranking)	Percent Vesting of rTSR Performance Shares
Less than 25th Percentile	0% Vesting
25th Percentile	50% Vesting
50th Percentile	95% Vesting
55th Percentile	100% Vesting (Target)
75th Percentile	200% Vesting

•

If the relative total shareholder return performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

•

If the absolute total shareholder return performance of our common stock is negative, the shares that may be earned is capped at 100% (Target) regardless of the extent to which we have out-performed the S&P 400 MidCap Index.

Restricted Share Units

The RSUs granted to our executive officers as part of our regular annual long-term incentive program generally vest in three equal annual installments commencing on the first anniversary of the date of grant, subject to our executives’ continued employment as of each vesting date.

Special Retention Grants

In December 2019, the Compensation Committee granted an additional, special RSU award to each of Mr. Saks, Ms. Aretakis and Mr. Wilmot. Mr. Saks was awarded 27,639 RSUs with a grant date fair value of $999,979, and Ms. Aretakis and Mr. Wilmot were each granted 13,819 RSUs with a grant date fair value of $499,971. These RSUs generally vest in full on the 18-month anniversary of the grant date. These awards would also vest in full upon an involuntary termination of employment by the Company without cause. The Compensation Committee decided to grant these additional awards to retain these key executives in light of our former CEO’s transition into retirement and Mr. Sak’s additional responsibilities as Interim CEO, Ms. Aretakis’ new role as Group President, AOD, and the importance of their continued leadership in 2020 during this transition.

Employee Benefit Plans

We seek to provide our executive officers, including our Named Executive Officers, with health, retirement and other benefits at a reasonable cost consistent with the health, retirement and other benefits provided at the companies with which we compete for executive talent. We maintain a tax-qualified Section 401(k) retirement plan that provides for broad-based employee participation. For 2019, we matched contributions made to the plan by our employees, including our Named Executive Officers, beginning on the first anniversary of a participant’s date of hire, up to 6% of the participant’s base salary with an annual match limit of $5,000 per participant. All employer and employee contributions are 100% vested immediately. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

We also offer substantially all our employees, including our Named Executive Officers, the opportunity to purchase shares of our common stock at a discount under our employee stock purchase plan. Under this plan, participants may contribute up to 10% of their base salary (subject to certain Internal Revenue Service limits) to purchase shares of our common stock at the end of each participation period. Participation periods are the three months ending on April 30, July 31, October 31 and January 31 of each year. Shares are purchased at a price equal to 85% of the fair market value of our common stock on the last day of a participation period.

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In addition, we provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include: medical, dental and vision insurance; medical and dependent care flexible spending accounts; health savings account; short-term and long-term disability insurance; accidental death and dismemberment insurance; and basic life insurance coverage.

Non-Qualified Deferred Compensation Plan

We seek to provide our executive officers, including our Named Executive Officers, with market-competitive benefit programs consistent with the programs provided at the companies with which we compete for executive talent. We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) in which a select group of executive officers and other highly compensated employees, including our Named Executive Officers, may elect to participate as part of our market-competitive benefit programs. None of our Named Executive Officers elected to participate in 2019.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

During 2019, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more. We do not expect that any future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Performance Results for Prior Year Awards

In 2017, we granted to our Named Executive Officers stock options (33.33%), financial performance share units (“PSU awards”) (33.33%) and performance share units that could be earned based on relative total shareholder return (“rTSR awards”) performance (33.33%). The PSU awards and rTSR awards both had a three-year performance period beginning on January 1, 2017 and ending on December 31, 2019.

For the PSU awards, the performance period measures were 60-Month Backlog Growth (weighted 33.33%), revenue (weighted 33.33%) and adjusted EBITDA (weighted 33.33%), and the applicable goals (and actual achievement) are illustrated in the following table:

Performance Measure	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual Achievement	Percentage Earned
60-Month Backlog(1) Growth (33.33% weighting) $M	3,720	4,650	5,115	5,832	67%
Revenue (33.33% weighting) $M	927	1,159	1,275	1,258	62%
Adjusted EBITDA (33.33% weighting) $M	249	311	342	308	32%
Total					161%

(1)	For purposes of the PSU awards, backlog is calculated in substantially the same manner as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

2020 PROXY STATEMENT  57

For the rTSR awards, we measured ACI’s total shareholder return relative to the iShares North American Tech-Software ETF (“IGV ETC”) over the three-year performance period. Based on performance relative to the IGV ETC, the rTSR awards could be earned as illustrated in the following table:

Percentile Ranking	Payout Percentage
<25th	0%
25th	50%
50th	100%
75th	150%
>= 90th	200%

Based on ACI’s TSR of 97.41% during the period, we ranked at the 46.67th percentile of the IGV ETC, which resulted in a payout of 93.33% of the target award.

In 2015 we granted 23,585 and 7,862 five-year performance share awards to Messrs. Behrens and Saks, respectively, that could be earned based on cumulative operating income and SNET CAGR over the five-year performance period ending December 31, 2019. The threshold levels of performance for cumulative operating income of $916.0 million and for SNET CAGR of $1,016.6 million were not met and the performance shares were not earned. The actual performance levels were $669 million in cumulative operating income and $532 million in SNET CAGR. In 2015 we also granted two sets of performance options to Messrs. Behrens and Saks. In the first set, Messrs. Behrens and Saks received 15,748 and 5,249 stock options, respectively. These options could be earned if, on or before the fifth anniversary of the date of grant, the Company’s stock price increased 167% (for 20 consecutive trading days) over the grant price. This performance condition was met and the options vested on April 4, 2019. In the second set, Messrs. Behrens and Saks received 15,748 and 5,250 stock options, respectively. These options could be earned if, on or before the fifth anniversary of the date of grant, the Company’s stock price increased 200% (for 20 consecutive trading days) over the grant price. This performance condition was not met and the options were forfeited.

Post-Employment Compensation Arrangements

We seek to provide our executive officers, including our Named Executive Officers, with market competitive post-employment compensation arrangements consistent with the post-employment payments and benefits provided at the companies with which we compete for executive talent. We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment and are intended to keep executive officers working to achieve our goals despite a possible change in control of the Company. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

In 2018, and with effect on January 1, 2019, we reviewed our current post-employment compensation arrangements and decided to provide policy-based severance for top executives, including the Named Executive Officers other than our former President and CEO, of one year base salary and benefits continuation, which would be provided in the event of a termination without cause that does not occur following a change in control. We made this change to more closely align with market practices, which we believe is necessary to attract talented executives. We also believe that by implementing a standard practice we can avoid protracted negotiations on this topic and ensure the uniform treatment of executives.

We have entered into written Change in Control Agreements (the “CIC Agreements”) with each of our Named Executive Officers, which were last amended in June 2016. Each of these agreements was approved by the Compensation Committee or, in certain instances, by our Board. These agreements set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing the Named Executive Officer with the opportunity to receive certain post-employment payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change in control of the Company.

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As noted above, the CIC Agreements contain post-employment compensation arrangements in the event of a change in control of the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. As such, we believe that these arrangements appropriately align the interests of management and stockholders when considering our long-term future.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of the CIC Agreements, the Compensation Committee has drawn a distinction between (i) terminations of employment by us for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by us without cause or by a Named Executive Officer with good reason within two years after (or, in some cases, within six months prior to) a change in control of the Company. Payment in the event of a termination by us without cause or by a Named Executive Officer with good reason in connection a change in control of the Company has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by a Named Executive Officer to end his relationship with us.

Payments and benefits in the event of a change in control of the Company are generally payable only if there is a qualifying loss of employment by a Named Executive Officer (commonly referred to as a “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In 2019 we reviewed our form of Change in Control Agreement to update the terms and align with current market practice. The Compensation Committee approved the following changes to the form of agreement: (i) add a “best after tax provision” to address any excise taxes under Sections 280G and 4999 of the U.S. tax code; (ii) extend the non-compete period; (iii) include a clawback of benefits if there is a violation of the non-compete covenant, or other restrictive covenants in the agreements; and (iv) delete duplicative provisions and ensure that the terms are clear. It is our intention to have executives, including the Named Executive Officers, enter into this new form of agreement in 2020.

In addition to the foregoing, our former CEO was eligible to receive certain post-employment payments and benefits in the event of a termination of employment under certain circumstances, including a change in control of the Company, pursuant to the CEO Employment Agreement, as further described and defined below. These payments were negotiated in connection with the execution of the CEO Employment Agreement. If he was entitled to payments and benefits under his CIC Agreement, then he would receive no payment or benefits pursuant to the CEO Employment Agreement.

For information on the specific terms and conditions of the CIC Agreements and the post-employment compensation arrangements under the CEO Employment Agreement and our severance policy, see “Potential Payments Upon Termination or Change in Control” below. In addition, for an estimate of the potential payments and benefits payable under these arrangements as of the end of 2019, see “Potential Post-Termination Benefits Table” below.

Chief Executive Officer Retirement

During 2019, we were party to the Amended and Restated Employment Agreement with our former CEO (the “CEO Employment Agreement”), which agreement was originally effective January 7, 2016. For information on the specific terms and conditions of the CEO Employment Agreement, see “CEO Employment Agreement” below.

On November 5, 2019, the Company and Mr. Heasley entered into a Retirement and General Release Agreement (the “Retirement Agreement”) pursuant to which Mr. Heasley retired as CEO and as a member of the Board effective December 31, 2019. Under the terms of the Retirement Agreement, Mr. Heasley continued to receive his current salary and benefits through December 31, 2019 and was eligible for a 2019 MIC award to the extent previously determined performance goals were achieved and taking into account Mr. Heasley’s performance in connection with the Company’s acquisition of Speedpay and investment in Mindgate Solutions. The Retirement Agreement also provides for continued vesting of certain of Mr. Heasley’s outstanding equity compensation awards following his retirement, subject to his execution of a release of claims, as further described below under “Potential Payments Upon Termination or Change in Control.” The severance-related terms of Mr. Heasley’s retirement agreement are materially no different than the corresponding terms of the employment agreement.

2020 PROXY STATEMENT  59

The Retirement Agreement contains customary confidentiality, non-solicitation, and non-competition provisions, and provides that Mr. Heasley has waived severance pay and benefits under the CEO Employment Agreement. The Retirement Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 7, 2019.

Mr. Heasley continued to serve as a consultant from January 1, 2020 through March 31, 2020. Pursuant to a consulting agreement entered into between the Company and Mr. Heasley also on November 5, 2019, Mr. Heasley was paid $180,000 in the aggregate for such consulting services.

Compensation-Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, including our Named Executive Officers, and our directors that link their financial interests with the interests of our stockholders. In the case of our executive officers, these guidelines provide that they hold specific beneficial ownership positions in our common stock that are expressed as a dollar value calculated based on a specific multiple of base salary. Pursuant to these guidelines:

•	Our CEO is expected to own shares of our common stock with a value equal to at least six times his base salary; and

•	Our other executive officers, including our Named Executive Officers, are expected to own shares of our common stock with a value equal to at least three times their base salary.

Shares of our common stock used to calculate compliance with the guidelines include direct share purchases on the open market, shares acquired through any employee benefit plan, as well as common stock obtained upon the vesting of restricted stock and the vested “in-the-money” portion of any option to purchase shares of our common stock.

Each executive officer has five years from the date of his or her appointment to an executive officer position to achieve the prescribed ownership level. An executive officer who is promoted into a role which changes the ownership level receives an additional two years to reach the prescribed ownership level. An executive officer who fails to meet the ownership guidelines within the five-year period may not be eligible for further equity awards and must retain 50% of the “after-tax” shares he or she receives from the exercise of options to purchase shares of our common stock, the vesting of stock appreciation rights for shares of our common stock, and the vesting of any other equity awards granted under our equity compensation plans until he or she achieves his or her prescribed ownership level. Currently, all of our Named Executive Officers who are still employed by the Company either meet the ownership requirements of our guidelines or are still within the five-year period to meet the guidelines.

Compensation Recovery (“Clawback”) Policy

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), the Company has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Prohibition on Hedging and Pledging

We have a policy that prohibits “short” sales and the use of derivatives by employees. In addition, we prohibit any equity awards from being sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the recipient until they become vested.

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Equity Grant Policy

Our Compensation Committee grants all equity awards to management, including our CEO and other executive officers. Our Board grants equity awards to independent directors based upon the recommendation of our Corporate Governance Committee. Annual awards to executives are granted based on a specified dollar amount, with the number of RSUs, restricted stock award shares or performance shares (other than rTSR performance shares) (as applicable) based upon the closing market price of our stock on the grant date, the number of rTSR performance shares based upon a Monte-Carlo simulation of the value of that award, and with respect to options, using a Black-Scholes calculation aligned with our financial accounting using the closing market price of our stock on the grant date. The exercise price of stock option awards is the closing market price of our stock on the grant date.

Tax and Accounting Matters

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain current and former executive officers. For taxable years beginning before January 1, 2018, qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met. In this latter regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan in taxable years beginning before January 1, 2018 generally would be deductible so long as the options were granted by a committee whose members were non-employee directors and certain other conditions were satisfied.

Pursuant to tax reform legislation that was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, remuneration in excess of $1 million paid to a covered executive or former executive will generally not be deductible unless it qualifies for the transition exception.

In establishing the cash and equity incentive compensation plans and arrangements for our executive officers, including our Named Executive Officers, our Compensation Committee considers a variety of relevant factors, including the potential impact of the Section 162(m) deduction limit. However, our Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond our Compensation Committee’s control also affect the deductibility of compensation. Our Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation objectives.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, our Compensation Committee has not adopted a policy that all compensation must be deductible. Our Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limit.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation - Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

2020 PROXY STATEMENT  61

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report.

Members of the Compensation Committee Adalio T. Sanchez, Chair Pamela H. Patsley Charles E. Peters, Jr.

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Executive Compensation

2019 Summary Compensation Table

The following table sets forth the compensation paid to, earned by or awarded to our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were serving in such capacity as of December 31, 2019 for the fiscal year ended December 31, 2019 and two preceding fiscal years. We refer to the executive officers included in the “summary compensation table” below collectively as our “Named Executive Officers.”

2019 Summary Compensation Table(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Philip G. Heasley(6)	2019	720,000	-	6,949,976	-	-	5,648	7,675,624
Former President and Chief Executive Officer	2018	720,000	-	3,599,992	1,200,003	431,280	5,516	5,956,791
	2017	720,000	-	3,199,997	1,600,000	810,000	4,516	6,334,513
Scott W. Behrens	2019	435,000	-	2,200,031	-	-	5,648	2,640,679
Senior Executive Vice President, Chief Financial Officer	2018	415,000	-	1,499,996	-	248,585	5,516	2,169,097
	2017	415,000	-	800,010	400,000	404,625	4,516	2,024,151
Craig S. Saks	2019	450,000	-	3,100,000	-	-	5,648	3,555,648
Chief Operating Officer	2018	415,000	-	1,499,996	-	248,585	5,516	2,169,097
	2017	415,000	-	800,010	400,000	347,563	4,516	1,967,089
Eve Aretakis	2019	395,000	-	1,649,951	-	-	5,648	2,050,599
Executive Vice President, Group President, ACI On-Demand			-
Jeremy M. Wilmot	2019	360,000	-	1,599,946	-	-	5,648	1,965,594
Executive Vice President, Group President, ACI On Premise

(1)

Column (h) to this table entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because no Named Executive Officer participates in the nonqualified deferred compensation plan.

(2)

The amounts in column (e) reflect the aggregate grant date fair value of the RSU awards and the performance share awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by a Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2019 included in our Annual Report. See the “2019 Grants of Plan-Based Awards” table for information on performance shares granted in 2019. The grant date fair values included in column (e) are based upon the probable outcome of the performance conditions. Assuming maximum performance with respect to the applicable performance objectives, the grant date fair values for the performance shares would be as follows: for Mr. Heasley, $10,424,956; for Mr. Behrens, $2,200,047; for Mr. Saks, $2,100,032; for Ms. Aretakis, $1,149,983; and for Mr. Wilmot, $1,099,976.

(3)

The amounts in column (f) reflect the aggregate grant date fair value of the stock option awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by the Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2019 included in our Annual Report.

(4)	The amounts in column (g) reflect compensation paid under the Company’s MIC program for the respective fiscal year.
(5)	All Other Compensation includes the following payments or accruals for each Named Executive Officer:

Name of Executive	Employer Contributions to the 401(k) Plan ($)	Premiums for Long-Term Disability Insurance ($)	Tax Gross-Ups ($)
Philip G. Heasley	5,000	648	0
Scott W. Behrens	5,000	648	0
Craig S. Saks	5,000	648	0
Eve Aretakis	5,000	648	0
Jeremy M. Wilmot	5,000	648	0

2020 PROXY STATEMENT  63

(6)

Although not reflected in the 2019 Summary Compensation Table, in connection with his retirement, Mr. Heasley was eligible for continued vesting of certain of his outstanding equity compensation awards. Assuming a stock price of $37.89 (the closing price of our stock on December 31, 2019) and target achievement with respect to performance-based awards, the aggregate value of the awards for which continued vesting was provided was $15,183,909. For more information, see “Potential Payments Upon Termination or Change in Control” below.

2019 Grants of Plan-Based Awards

The following table sets forth information concerning annual incentive cash awards, and grants of performance shares and restricted share units, to our Named Executive Officers during 2019.

2019 Grants of Plan-Based Awards(1)

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Philip G. Heasley
-Cash Incentive	-	450,000	900,000	1,800,000	-	-	-	-	-	-	-
-Restricted Share Units	3/4/2019	-	-	-	-	-	-	52,540	-	-	1,737,498
-rTSR Performance Share Units	3/4/2019				54,410	108,820	217,640	-	-	-	5,212,478
Scott W. Behrens								-
-Cash Incentive	-	217,500	435,000	870,000	-	-	-	-	-	-	-
-Restricted Share Units	3/4/2019	-	-		-	-	-	33,263	-	-	1,100,007
-rTSR Performance Share Units	3/4/2019	-	-	-	11,483	22,965	45,930	-	-	-	1,100,024
Craig S. Saks
-Cash Incentive	-	225,000	450,000	900,000	-	-	-	-	-	-	-
-Restricted Share Units	3/4/2019	-	-	-	-	-	-	31,751	-	-	1,050,006
-rTSR Performance Share Units	3/4/2019	-	-	-	10,961	21,921	43,842	-	-	-	1,050,016
-Restricted Share Units	12/9/2019	-	-	-	-		-	27,639	-	-	999,979
Eve Aretakis
-Cash Incentive	-	187,500	395,000	790,000	-	-	-	-	-	-	-
-Restricted Share Units	3/4/2019	-	-	-	-	-	-	17,387	-	-	574,988
-rTSR Performance Share Units	3/4/2019	-	-	-	6,002	12,004	24,008	-	-	-	574,992
-Restricted Share Units	12/9/2019	-	-	-	-	-	-	13,819	-	-	499,971
Jeremy M. Wilmot
-Cash Incentive	-	180,000	360,000	720,000	-	-	-	-	-	-	-
-Restricted Share Units	3/4/2019	-	-	-	-	-	-	16,631	-	-	549,987
-rTSR Performance Share Units	3/4/2019	-	-	-	5,741	11,482	22,964	-	-	-	549,988
-Restricted Share Units	12/9/2019	-	-	-	-	-	-	13,819	-	-	499,971

(1)

The amounts shown are possible payouts under the 2019 MIC program. The amount shown in column (c) is the funded payout for threshold performance of the adjusted EBITDA funding goal, the amount in column (d) is the payout for on-target performance, and the amount in column (e) is the payout for maximum or higher performance. Payouts under the 2019 MIC program could be lower than the amount funded under the adjusted EBITDA funding pool, depending on Business Unit MBO and Individual Performance Goal achievement, as further discussed in the Compensation Discussion and Analysis.

(2)

The awards shown in columns (f) through (h) reflect shares of our common stock issuable in connection with performance share awards granted to our Named Executive Officers in 2019. These awards were granted pursuant to the terms of the 2016 Incentive Plan. These awards will be earned, if at all, based upon the achievement, over a defined performance period, of applicable performance objectives. The amount in column (f) is the number of shares issuable for

64

threshold performance, the amount in column (g) is the number of shares issuable for on-target performance, and the amount in column (h) is the number of shares issuable for maximum or higher performance.
(3)

All RSUs granted to our Named Executive Officers in 2019 were granted pursuant to the terms of the 2016 Incentive Plan. The RSUs granted to our Named Executive Officers in 2019 generally vest one-third per year beginning with the first anniversary of the date of grant, with the exception of Mr. Saks’s, Ms. Aretakis’s and Mr. Wilmot’s December 9, 2019 RSU grants, which generally vest in full on the 18-month anniversary of the grant date.

(4)

The grant date fair value of each equity award granted during 2019 was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For equity awards that are subject to performance conditions, the amounts reflected in column (l) reflect the value at the grant date based upon the probable outcome of such conditions and this amount is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The probable outcome used for the calculation of the performance shares granted during 2019 is based on the achievement of target performance for each metric.

For more information regarding the terms of the Named Executive Officers’ Change in Control Agreements and our former CEO’s employment agreement, the material terms of the awards described in this section, and the amount of salary and bonus in proportion to the total compensation of our Named Executive Officers, see the Compensation Discussion and Analysis above.

2020 PROXY STATEMENT  65

Outstanding Equity Awards

The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End
	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)		Market Value of Shares or Units of Stock that Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
(a)		(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Philip G.	03/04/2019	-	-		-	-	17,514	(5)	663,605	108,820	(8)	4,123,190
Heasley	02/20/2018	56,818	-		23.36	06/28/2020	-		-	76,652	(9)	2,204,344
	02/20/2018	-	56,818	(6)	23.36	08/18/2020	-		-	79,523	(10)	3,013,126
	02/20/2018	-	56,819	(7)	23.36	08/19/2021	-		-	68,995	(11)	2,614,221
	02/21/2017	170,666	-		20.12	06/28/2020	-		-	-		-
	02/21/2017	-	85,334	(7)	20.12	08/19/2020	-		-	-		-
	02/23/2016	289,331	-		17.89	06/28/2020	-		-	-		-
	02/23/2016	-	72,333	(13)	17.89	08/22/2021	-		-	-		-
	01/26/2015	251,969	-		19.08	06/28/2020	-		-	-		-
	12/12/2013	138,387	-		20.51	06/28/2020	-		-	-		-
Scott W.	03/04/2019		-		-	-	33,263		1,260,335	22,965	(8)	870,144
Behrens	02/20/2018	-	-		-	-	21,404		810,998	23,954	(9)	907,617
	02/21/2017	42,666	21,334		20.12	02/21/2027	-		-	19,881	(10)	753,291
	02/21/2017	-	-		-	-	-		-	17,249	(11)	653,565
	02/23/2016	72,333	-		17.89	02/23/2026	-		-	-		-
	01/26/2015	62,992	-		19.08	01/26/2025	-		-	-		-
	01/26/2015	31,496	15,748	(14)	19.08	01/26/2025	-		-	23,585	(15)	893,636
	12/12/2013	39,540	-		20.51	12/12/2023	-		-	-		-
	12/03/2012	55,524	-		14.27	12/03/2022	-		-	-		-
	12/08/2011	60,150	-		9.65	12/08/2021	-		-	-		-
	12/01/2010	48,285	-		8.88	12/01/2020	-		-	-		-
Craig S.	12/09/2019	-	-		-	-	27,639	(12)	1,047,242	-		-
Saks	03/04/2019	-	-		-	-	31,751		1,203,045	21,921	(8)	830,587
	02/20/2018	-	-		-	-	21,404		810,998	23,954	(9)	907,614
	02/21/2017	42,666	21,334		20.12	02/21/2027	-		-	19,881	(10)	753,291
	02/21/2017	-	-		-	-	-		-	17,249	(11)	653,565
	02/23/2016	72,333	-		17.89	02/23/2026	-		-	-		-
	01/26/2015	37,795	-		19.08	01/26/2025	-		-	7,862	(15)	297,891
	01/26/2015	10,498	5,250	(14)	19.08	01/26/2025	-		-	-		-
	12/12/2013	18,978	-		20.51	12/12/2023	-		-	-		-
	12/03/2012	10,548	-		14.27	12/03/2022	-		-	-		-
Eve	12/09/2019	-	-		-	-	13,819	(12)	523,602	-		-
Aretakis	03/04/2019	-	-		-	-	17,387		658,793	12,004	(8)	454,832
	02/20/2018	26,667	13,333		20.12	02/21/2027	12,842		486,583	14,372	(9)	544,555
	02/21/2017	-	-		-	-	-		-	12,425	(10)	470,783
	02/21/2017	-	-		-	-	-		-	10,781	(11)	408,492
Jeremy M.	12/09/2019	-	-		-	-	13,819	(12)	523,602	-		-
Wilmot	03/04/2019	-	-		-	-	16,631		630,149	11,482	(8)	435,053
	02/20/2018	-	-		-	-	10,702		405,499	11,977	(9)	453,809
	02/21/2017	26,667	13,333		20.12	02/21/2027	-		-	12,425	(10)	470,783
	02/21/2017	-	-		-	-	-		-	10,781	(11)	408,492
	02/23/2016	43,400	-		17.89	02/23/2026	-		-	-		-
	01/26/2015	37,795	-		19.08	01/26/2025	-		-	-		-
	12/12/2013	21,747	-		20.51	12/12/2023	-		-	-		-
	12/03/2012	9,255	-		14.27	12/03/2022	-		-	-		-

(1)	Column (d) to this table entitled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” has been omitted because no shares are reportable thereunder.
(2)	Unless otherwise noted, all stock options reported in this column vest in equal installments over a three-year period beginning with the first anniversary of the date of grant.

66

(3)	Unless otherwise noted, all restricted stock units vest ratably in equal annual installments over three years commencing on the first anniversary of the date of grant.
(4)

The market value of the share awards that have not vested is calculated by multiplying the number of shares set forth in column (g) or (i) (as applicable) by the closing price of our common stock at December 31, 2019, $37.89 per share.

(5)	Represents one-third of the total number of shares granted on March 4, 2019. The remaining shares were forfeited. 17,514 shares vest on March 4, 2020.
(6)	These options become exercisable on the second anniversary of the date of grant.
(7)	These options become exercisable on the third anniversary of the date of grant.
(8)

2019 LTIP Performance Shares that have a three-year performance period (2019 – 2021) and vest, if at all, following December 31, 2021 based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(9)

2018 LTIP Performance Shares that have a three-year performance period (2018 – 2020) and vest, if at all, following December 31, 2020 based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(10)

2017 LTIP Performance Shares that have a three-year performance period (2017 – 2019) and vest, if at all, following December 31, 2019 based on financial performance metrics. The number of shares denoted is the number issuable for on-target performance for each applicable metric.

(11)

2017 LTIP Performance Shares that have a three-year performance period (2017 – 2019) and vest, if at all, following December 31, 2019 based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(12)	These restricted stock units vest eighteen months after the grant date.
(13)	These options become exercisable, if at all, on the fifth anniversary of the date of grant.
(14)

Supplemental 2015 LTIP Options that become exercisable, if at all, in three installments on the third, fourth and fifth anniversary of the date of grant, if the closing price per share of ACI’s common stock meets or exceeds 133%, 167% and 200%, respectively, on the grant date for at least 20 consecutive trading days prior to the fifth anniversary of the grant date.

(15)

Supplemental 2015 LTIP Performance Shares that have a five-year performance period (2015 – 2019) and vest, if it all, following December 31, 2019 based on financial performance metrics. The number of shares denoted is the number issuable for on-target performance of each applicable metric.

2019 Option Exercises and Stock Vested

The following table sets forth option exercises and stock vested for each of our Named Executive Officers for the year ended December 31, 2019.

2019 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Philip G. Heasley	166,572	2,999,719	-	-
Scott W. Behrens	45,375	1,391,802	10,702	332,832
Craig S. Saks	-	-	10,702	332,832
Eve Aretakis	-	-	6,422	199,724
Jeremy M. Wilmot	-	-	5,351	166,416

(1)

The amounts in column (c) were calculated by determining the difference between the market price of the underlying shares at exercise and the exercise price of the options. The amounts in column (e) were calculated by multiplying the number of vested shares by the closing price per share of ACI common stock on the vesting date.

2020 PROXY STATEMENT  67

Potential Payments Upon Termination or Change in Control

Except for the Change in Control Agreements described below, none of our Named Executive Officers have employment or severance agreements with ACI and their employment may be terminated at any time. Pursuant to the Retirement Agreement, Mr. Heasley was no longer entitled to severance under the CEO Employment Agreement or Change in Control Agreement.

Severance Policy

We have adopted a Severance Pay Plan that provides severance and medical continuation benefits to eligible employees, including Named Executive Officers. Under the Plan, all members of the Executive Leadership Team, which includes all of the Named Executive Officers, are eligible to receive one year’s worth of base salary, a one-month medical and dental COBRA fee waiver (provided the employee meets all qualifications for coverage continuation under COBRA) and free outplacement services. Named Executive Officers qualify for benefits if they are involuntarily terminated by us without cause.

Change in Control Agreements

We have entered into a Change in Control Agreement (the “CIC Agreement”) with our Named Executive Officers (each an “Executive” for purposes of this section).

The CIC Agreement provides that ACI will employ the Executive for a two-year period following a change in control (as defined in the CIC Agreement) (the “Employment Period”). During the Employment Period, ACI will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the executive for the 12-month period prior to the change in control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the Executive opportunities to participate in ACI’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by ACI in the 120-day period prior to the effective date of any change in control.

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

Termination of Employment Other Than for Cause or by Executive for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated during the Employment Period other than for cause or the Executive’s death or disability, or the Executive terminates employment for good reason, the Executive will be entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CIC Agreement. These payments and benefits include (i) the lump sum of (a) the Executive’s unpaid current-year annual base salary through the date of termination, a portion of current-year bonus based on the current-year target annual bonus, prorated through the date of termination, and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two or, in the case of our CEO only, three times, the sum of the annual base salary and target annual bonus; (ii) continued participation at ACI’s cost in welfare benefits plans in which the Executive would have been participating for two or, in the case of our CEO only, three years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the CIC Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (iii) outplacement services at ACI’s sole expense, not to exceed $50,000; (iv) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice, program, or any other contract or agreement with ACI or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”); and (v) the Executive shall become fully vested and entitled to immediately exercise (if applicable), all stock-based awards, granted to the Executive under any plans or agreement of ACI.

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Death

If the Executive’s employment is terminated by reason of the Executive’s death, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits and will have no other severance obligations under the CIC Agreement.

Disability

If the Executive’s employment is terminated by reason of the Executive’s disability, we must provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive Other Than for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated for cause, ACI shall provide the Executive with the executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, ACI shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

No Tax Gross-Up

The CIC Agreement does not require ACI to pay the Executive any gross-up payments for excise taxes that may be imposed upon the Executive as a result of any payments made pursuant to the CIC Agreement.

Acceleration of Equity Awards

No awards accelerate upon a “single trigger” Change in Control except certain legacy supplemental stock option awards that have a market price condition, none of which are held by an Executive.

Non-solicitation and Non-Competition Provisions

During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (i) enter into or engage in any business that competes with ACI’s business within a specified restricted territory; (ii) solicit customers with whom the Executive had any contact or for which such Executive had any responsibility (either direct or supervisory) at the date of termination or at any time during the one year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with ACI’s business within the restricted territory; (iii) divert, entice or otherwise take away any customers, business, patronage or orders of ACI within the restricted territory, or attempt to do so; (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with ACI’s business within the restricted territory; or (v) solicit, induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of ACI and/or its affiliated companies to terminate their employment, representation or other association with ACI and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of ACI and/or its affiliated companies.

Release

As a condition to receiving any of the severance benefits under the CIC Agreements, the Executive is required to release ACI and its employees from all claims that the Executive may have against them.

CEO Employment Agreement

Under the CEO Employment Agreement, which was in effect during 2019, so long as Mr. Heasley continued to serve as our CEO, the Board would nominate Mr. Heasley to serve as a member of our Board. The CEO Employment Agreement provided that Mr. Heasley’s base salary, an annual on-target MIC award, as well as other compensation as set forth in the CEO Employment Agreement, would be reviewed annually and be consistent with the Company’s then-current compensation philosophy of positioning the CEO’s total targeted cash compensation at the 50th percentile of ACI’s current peer group.

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Pursuant to the CEO Employment Agreement, if Mr. Heasley’s employment was terminated by ACI without cause or by Mr. Heasley for good reason, Mr. Heasley would be entitled to (1) a lump-sum payment equal to his bonus for the quarter in which his employment was terminated; (2) a lump-sum payment equal to two times the sum of his base salary at the time of termination and his average annual bonus amount received during the two most recent fiscal years of ACI ending prior to the date of termination; and (3) continued participation in ACI’s medical and dental plans until the earlier of (a) two years and (b) until he was eligible to be covered under any other medical or dental plans. Mr. Heasley would also be subject to certain non-competition obligations for a period of one year following the termination of his employment. The CEO Employment Agreement also provided that if payments by ACI to Mr. Heasley would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments would be reduced to the least extent necessary so that no portion of the payments was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, but only if such reduction caused the net after-tax benefit received by Mr. Heasley to exceed the net after-tax benefit he would have received if no such reduction was made. The CEO Employment Agreement did not entitle Mr. Heasley to any tax gross-up payments. If Mr. Heasley was entitled to payments under the CIC Agreement, no payments would have been made to Mr. Heasley under the CEO Employment Agreement.

On November 5, 2019, the Company and Mr. Heasley entered into the Retirement Agreement pursuant to which Mr. Heasley retired as CEO and as a member of the Board effective December 31, 2019. Under the terms of the Retirement Agreement, Mr. Heasley continued to receive his current salary and benefits through December 31, 2019 and was eligible for a 2019 MIC award to the extent previously determined performance goals were achieved and taking into account Mr. Heasley’s performance in connection with the Company’s acquisition of Speedpay and investment in Mindgate Solutions. The Retirement Agreement also provides for continued vesting of certain of Mr. Heasley’s outstanding equity compensation awards following his retirement, subject to his execution of a release of claims, as further described below under “Post-Employment Compensation for Mr. Heasley.” The severance-related terms of Mr. Heasley’s retirement agreement are materially no different than the corresponding terms of the employment agreement.

The Retirement Agreement contains customary confidentiality, non-solicitation, and non-competition provisions, and provides that Mr. Heasley has waived severance pay and benefits under the CEO Employment Agreement. The Retirement Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 7, 2019.

Mr. Heasley waived any severance payments or benefits under the CEO Employment Agreement or the Company’s severance policy in connection with his retirement.

Post-Termination Benefits Under Incentive Plans

MIC

Under the MIC program, to be entitled to a payment, the executive, including our Named Executive Officers, must be employed by ACI on the date of payment. If employment with ACI is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the MIC program and the executive forfeits all rights to such payment except to the extent otherwise provided by ACI (including under the CIC Agreements).

The individual award agreements with each executive officer, including our Named Executive Officers, related to the MIC program, grant ACI the right to require an executive officer to forfeit his or her right to payment or to reimburse ACI for any payments previously paid, along with any other action ACI deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

2005 Incentive Plan and 2016 Incentive Plan

Stock Options. The award agreements for stock options granted under the 2005 Incentive Plan or the 2016 Incentive Plan generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with ACI, all unvested stock options will terminate and the optionee will have 90 days from the date of termination to exercise any vested stock options granted under the 2005 Incentive Plan or the 2016 Incentive Plan. However, the award agreements also generally provide that if the optionee’s employment terminates due to death or disability, all stock options will immediately vest upon the optionee’s death or disability and the optionee (or his or her estate or personal representative) will have one year from the date of death or disability to exercise the stock options. A copy of the form of Nonqualified Stock Option Agreement used to grant stock options to employees, including to our Named Executive Officers, under the 2005 Incentive Plan, was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 30, 2015, and as Exhibit 10.05 to our Form 10-Q for the quarter ended June 30, 2016 for stock options granted under the 2016 Incentive Plan.

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Performance Shares. The award agreements for performance shares granted under the 2016 Incentive Plan generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the performance shares, all performance shares are forfeited. In the event of death, disability, or termination of employment without cause, the award agreements generally provide that ACI may pay the employee a pro-rata portion of the performance shares to which the employee would have been entitled based on the performance of ACI during the full fiscal quarters completed during the applicable performance period until the date of termination. Such amounts will be paid as soon as practicable after the receipt of audited consolidated financial statements of ACI relating to the last fiscal year of the performance period. Upon the close of a change in control, the performance period for our TSR PSUs will be truncated and the actual performance will be measured. The earned awards will then convert to RSUs with a vesting schedule equal to the PSUs. A copy of the form of LTIP Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2016 Incentive Plan was filed as Exhibit 10.2 to our Current Report on Form 8-K filed February 27, 2017.

RSUs. The award agreements for RSUs granted under the 2016 Incentive Plan generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with ACI, the employee forfeits all unvested RSUs. However, the award agreements also generally provide that if the employee’s employment terminates due to death or disability, all RSUs will immediately vest upon the employee’s termination due to death or disability. A copy of the form of RSU Award Agreement used to grant RSUs to employees, including our Named Executive Officers, under the 2016 Incentive Plan was filed as Exhibit 10.26 to our Annual Report. The special retention grants of RSUs that were made to Mr. Saks, Ms. Aretakis and Mr. Wilmot in 2019 would vest in full in the event of a termination of employment without cause.

Supplemental Stock Options. The award agreements for supplemental stock options granted under the 2005 Incentive Plan generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with ACI, all unvested stock options will terminate and the optionee will have 90 days from the date of termination to exercise any vested stock options granted under the 2005 Incentive Plan. A copy of the form of Supplemental Nonqualified Stock Option Agreement used to grant stock options to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

Supplemental Performance Shares. The award agreements for supplemental performance shares granted under the 2005 Incentive Plan generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the supplemental performance shares, all supplemental performance shares are forfeited. In the event of death, disability or termination of employment without cause, the award agreements generally provide that ACI may pay the employee a pro-rata portion of the supplemental performance shares to which the employee would have been entitled based on the performance of ACI during the full fiscal quarters completed during the applicable performance period until the date of termination. Such amounts will be paid as soon as practicable after the receipt of audited consolidated financial statements of ACI relating to the last fiscal year of the performance period. A copy of the form of LTIP Supplemental Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

Forfeiture and Right of Recoupment

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if ACI is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the

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termination of the employee’s employment), ACI has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to ACI of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action ACI determines is necessary or appropriate and in the best interest of ACI and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation and benefits that would have become payable to our Named Executive Officers in the event such executive officer’s employment had terminated on December 31, 2019 under various circumstances. As required under applicable SEC rules, we have provided this information for Mr. Heasley. However, in connection with his retirement at the end of the 2019 fiscal year, Mr. Heasley waived his right to any severance payments or benefits under the CEO Employment Agreement. Please see the narrative discussion following the table below for information regarding the actual benefits that Mr. Heasley received in connection with his retirement from the Company.

The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on December 31, 2019, the last trading day of 2019, which was $37.89. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event, our stock price and the executive’s age.

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	By Executive		By ACI
Compensation Program	For Good Reason ($)	Other Than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Retirement ($)	Involuntary or For Good Reason After Change in Control ($)
Cash Severance:
Philip G. Heasley	2,681,280	0	0	2,681,280	0	0	0	4,860,000
Scott W. Behrens	0	0	0	435,000	0	0	0	1,740,000
Craig S. Saks	0	0	0	450,000	0	0	0	1,800,000
Eve Aretakis	0	0	0	395,000	0	0	0	1,580,000
Jeremy M. Wilmot	0	0	0	360,000	0	0	0	1,440,000
Bonus Payment(1):
Philip G. Heasley	0	0	0	0	0	0	0	900,000
Scott W. Behrens	0	0	0	0	0	0	0	435,000
Craig S. Saks	0	0	0	0	0	0	0	450,000
Eve Aretakis	0	0	0	0	0	0	0	395,000
Jeremy M. Wilmot	0	0	0	0	0	0	0	360,000
Stock Options(2):
Philip G. Heasley	0	0	0	0	3,167,531	3,167,531	4,614,191	4,614,191
Scott W. Behrens	0	0	0	0	379,105	379,105	0	675,325
Craig S. Saks	0	0	0	0	379,105	379,105	0	477,858
Eve Aretakis	0	0	0	0	236,927	236,927	0	236,927
Jeremy M. Wilmot	0	0	0	0	236,927	236,927	0	236,927
RSUs:
Philip G. Heasley	0	0	0	0	663,605	663,605	663,605	663,605
Scott W. Behrens	0	0	0	0	2,071,333	2,071,333	0	2,071,333
Craig S. Saks	0	0	0	1,047,242	3,061,285	3,061,285	0	3,061,285
Eve Aretakis	0	0	0	523,602	1,668,979	1,668,979	0	1,668,979
Jeremy M. Wilmot	0	0	0	523,602	1,559,249	1,559,249	0	1,559,249
Performance Shares(3):
Philip G. Heasley	0	0	0	9,906,113	9,906,113	9,906,113	9,906,113	14,107,091
Scott W. Behrens	0	0	0	3,195,617	3,195,617	3,195,617	0	4,078,252
Craig S. Saks	0	0	0	2,586,687	2,586,687	2,586,687	0	3,442,951
Eve Aretakis	0	0	0	1,393,923	1,393,923	1,393,923	0	1,878,662
Jeremy M. Wilmot	0	0	0	1,331,379	1,331,379	1,331,379	0	1,781,777
Health & Welfare Benefits Continuation:
Philip G. Heasley	22,261	0	0	22,261	0	0	0	33,391
Scott W. Behrens	0	0	0	1,506	0	0	0	36,148
Craig S. Saks	0	0	0	1,736	0	0	0	41,668
Eve Aretakis	0	0	0	1,098	0	0	0	26,341
Jeremy M. Wilmot	0	0	0	1,903	0	0	0	45,669
Outplacement Services:
Philip G. Heasley	0	0	0	0	0	0	0	50,000
Scott W. Behrens	0	0	0	0	0	0	0	50,000
Craig S. Saks	0	0	0	0	0	0	0	50,000
Eve Aretakis	0	0	0	0	0	0	0	50,000
Jeremy M. Wilmot	0	0	0	0	0	0	0	50,000
Totals:
Philip G. Heasley	2,703,541	0	0	12,609,654	13,737,249	13,737,249	15,183,909	25,228,278
Scott W. Behrens	0	0	0	3,632,123	5,646,055	5,646,055	0	9,086,058
Craig S. Saks	0	0	0	4,085,665	6,027,077	6,027,077	0	9,323,761
Eve Aretakis	0	0	0	2,313,622	3,299,829	3,299,829	0	5,835,909
Jeremy M. Wilmot	0	0	0	2,216,884	3,127,556	3,127,556	0	5,473,623

(1)

Bonus Payment represents the amount to be paid under “Accrued Obligations” which is the product of (x) the target annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. The termination date is assumed to be on the last day of the year that results in a bonus payment equal to the full target annual bonus.

2020 PROXY STATEMENT  73

(2)

Unvested stock options are accelerated upon termination due to death or disability, or termination without cause or for good reason after a change in control. All the accelerated values are calculated based on the closing price of our common stock on December 31, 2019, which was $37.89 per share. In-the-money values of vested stock options as of December 31, 2019, are not included in the termination table.

(3)

The estimated pro-rata portion of performance shares (assuming target performance) set forth in this table includes the supplemental performance shares granted on February 23, 2016 (“2016 Supplemental LTIP”), the performance shares granted on February 21, 2017, the performance shares granted on February 20, 2018 and the performance shares granted on March 4, 2019. For the column with respect to an involuntary termination or a termination for good reason following a change in control, performance share amounts are not pro-rated.

Post-Employment Compensation for Mr. Heasley

As discussed in the Compensation Discussion and Analysis above, on November 5, 2019, we entered into the Retirement Agreement with Mr. Heasley. Under the Retirement Agreement, Mr. Heasley waived any severance pay or benefits under the CEO Employment Agreement. However, the Retirement Agreement provides that, following Mr. Heasley’s retirement effective December 31, 2019, he is eligible for the following treatment of his outstanding equity awards, subject to his execution of a customary release of claims in favor of the Company. The dollar value provided for the awards described below assumes a share price of $37.89 (the closing price of our shares on December 31, 2019) and target performance with respect to performance-based awards:

•	Mr. Heasley’s unvested stock options (relating to 271,304 shares in the aggregate, with an estimated “in-the-money” value of $4,614,191) continue to vest as scheduled following December 31, 2019;

•

17,514 of the RSUs granted to Mr. Heasley on March 4, 2019 would vest on March 4, 2020 (and would have an estimated aggregate value of $663,605), and the remaining 35,026 RSUs subject to such award would be forfeited;

•

performance share units (“PSUs”) granted on February 21, 2017 (two grants) and February 20, 2018 (one grant), relating in the aggregate to a target number of 263,497 shares (with an estimated aggregate value of $8,531,716) will remain outstanding and Mr. Heasley will be eligible to earn and vest in a pro-rated number of PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods;

•

PSUs granted on March 4, 2019 relating to a target number of 108,820 shares (with an estimated value of $1,374,397) will remain outstanding and continue to vest as scheduled following December 31, 2019 based on the actual performance of the Company; and

•	outstanding PSUs relating to 33,538 shares will be forfeited for no consideration.

The Retirement Agreement contains customary confidentiality, non-solicitation, and non-competition provisions.

Pursuant to a consulting agreement entered into between the Company and Mr. Heasley, also on November 5, 2019, Mr. Heasley was paid $180,000 in the aggregate for consulting services he provided from January 1, 2020 through March 31, 2020.

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Pay Ratio Disclosure

Our CEO to median employee pay ratio is approximately 89:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees by examining the calendar year total cash compensation between January 1, 2017 and December 31, 2017 (using December 31, 2017 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2017, for all individuals, excluding Mr. Heasley, who were employed by us (including our consolidated subsidiaries) on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis” exemption as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the median employee determination date.

For employees on a leave of absence, we calculated compensation on an annualized basis. However, we did not include employees absent on an unpaid leave of absence for the entire measurement period (i.e., all of 2017).

For employees hired between January 2, 2017 and the median employee determination date, we calculated their salary or wages as if they had been employed for the entire measurement period.

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees, as of the median employee determination date was 4,041, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude the following approximate numbers of employees who were employed in the following countries:

Excluded Country	Employee	Excluded Country	Employee	Excluded Country	Employee
Argentina	8	Hong Kong	2	Poland	2
Austria	14	Italy	22	Spain	16
Belgium	8	Japan	8	Sweden	3
Chile	4	Mexico	19	Taiwan	3
China	5	Netherlands	20	Thailand	5
Ecuador	2	New Zealand	6	United Arab Emirates	18
Finland	1	Philippines	5	Uruguay	12
Greece	2

We believe that it is reasonable to use the same median employee that we used in last year’s proxy statement as the basis for this year’s pay ratio calculation because we have not had a change our employee population or compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure.

Using the median employee based on the methodology described above, we calculated annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the 2019 Summary Compensation Table, set forth above in this proxy statement.

As disclosed in the 2019 Summary Compensation Table, the annual total compensation for fiscal year 2019 for our former CEO (who served in such capacity for the entire 2019 fiscal year) was $7,675,624. The annual total compensation for the median employee for fiscal year 2019 was $86,621. The resulting ratio of our former CEO’s annual total compensation to the annual total compensation of our median employee for fiscal year 2019 is approximately 89:1.

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Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Pursuant to the Audit Committee charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. A “related person transaction” is a transaction between us and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which the related person has or will have a direct or indirect material interest. Related persons include our directors, executive officers, their respective immediate family members and 5% beneficial owners of our common stock. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented.

We did not enter into any related person transactions during 2019 and there are not presently any proposed related person transactions.

Compensation Committee

Interlocks and Insider Participation

During 2019, Pamela H. Patsley, Charles E. Peters, Jr. and Adalio T. Sanchez served on the Compensation Committee. No member of the Compensation Committee was at any time during 2019, or at any other time, an officer or employee of ACI. None of our executive officers currently serves, or in 2019 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board or Compensation Committee.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are ACI stockholders will be “householding” our proxy materials. A single Internet Availability Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Internet Availability Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to 3520 Kraft Rd, Suite 300, Naples, Florida 34105, or call (239) 403-4600. ACI undertakes to deliver promptly to a stockholder upon such written or oral request a separate Internet Availability Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

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Annual Report

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to ACI, Attn: Investor Relations, 3520 Kraft Rd, Suite 300, Naples, Florida 34105. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website at aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedures described in this Proxy Statement, may be delivered to our Secretary at our principal executive office located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105; via e-mail to grp-ACI-directors@aciworldwide.com; or via telephone to (239) 403-4600. These communications will be received by our Secretary, who will forward them to the appropriate members of our Board.

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Other Matters

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors

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Appendix A

ACI WORLDWIDE, INC.

2020 EQUITY AND INCENTIVE COMPENSATION PLAN

1.    Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2.    Definitions. As used in this Plan:

(a)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)    “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g)    “Committee” means the Compensation and Leadership Development Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h)    “Common Shares” means the shares of Common Stock, par value $0.005 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)    “Company” means ACI Worldwide, Inc., a Delaware corporation, and its successors.

(j)    “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k)    “Director” means a member of the Board.

(l)    “Effective Date” means the date this Plan is approved by the Stockholders.

(m)    “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)    “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2020 PROXY STATEMENT  A-1

(p)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

(q)    “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Global Select Market or, if the Common Shares are not then listed on the NASDAQ Global Select Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r)    “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s)    “Option Price” means the purchase price payable on exercise of an Option Right.

(t)    “Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.

(u)    “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(v)    “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w)    “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(x)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y)    “Plan” means this ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(z)    “Predecessor Plans” means the ACI Worldwide, Inc. 2005 Equity and Performance Incentive Plan and the ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan, in each case including as amended or amended and restated.

(aa)    “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb)    “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.

(cc)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(dd)    “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ee)    “Stockholder” means an individual or entity that owns one or more Common Shares.

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(ff)    “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(gg)    “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.    Shares Available Under this Plan.

(a)    Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 6,658,754 Common Shares minus (y) as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plans between April 16, 2020 and the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)    Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

If, after April 16, 2020, any Common Shares subject to an award granted under a Predecessor Plan are forfeited, or an award granted under a Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of an option granted under a Predecessor Plan) shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards (other than as described in clause (C)) shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares withheld by the Company, tendered or otherwise used prior to the tenth anniversary of the Effective Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (D) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (E) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.

2020 PROXY STATEMENT  A-3

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)    Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 6,658,754 Common Shares.

(d)    Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

4.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)    Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(f)    Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g)    Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h)    No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(i)    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(j)    Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

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5.    Appreciation Rights.

(a)    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)    Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.    Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e)    Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

2020 PROXY STATEMENT  A-5

(f)    Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g)    Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h)    Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.    Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)    Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination or employment of service of a Participant or in the event of a Change in Control.

(d)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e)    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(f)    Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.    Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

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(c)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.

(d)    Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.

(e)    The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.    Other Awards.

(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)    The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)    The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.

(e)    Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f)    Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10.  Administration of this Plan.

(a)    This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

2020 PROXY STATEMENT  A-7

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)    To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.  Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.  Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 12(a), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company; (D) any acquisition by any Person pursuant to a transaction that

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complies with Sections 12(c)(i) and 12(c)(ii); or (E) any acquisition of beneficial ownership of not more than 25% of the Outstanding Company Voting Securities by any Person that is entitled to and does report such beneficial ownership on Schedule 13G under the Exchange Act (a “13G Filer”), provided, however, that this clause (E) will cease to apply when a Person who is a Schedule 13G Filer becomes required to file a Schedule 13D under the Exchange Act with respect to beneficial ownership of 20% or more of the Outstanding Company Voting Securities. Notwithstanding any other provision hereof, if a Business Combination is completed and the Outstanding Company Voting Securities are converted into voting securities of the Combined Company, but such Business Combination does not constitute a “Change in Control” under Section 12(c), “Outstanding Company Voting Securities” thereafter means voting securities of the Combined Company entitled to vote generally in the election of the members of the Combined Company Board.

(b)    Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board other than as a result of a Business Combination that does not constitute a “Change in Control” under Section 12(a) or under Sections 12(c)(i) and 12(c)(ii); provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Stockholders, was approved by a vote of a majority of the Directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (an “Election Contest”);

(c)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination (the “Combined Company”)) beneficially owns, directly or indirectly, such number of the then-Outstanding Company Voting Securities as would constitute a “Change in Control” under Section 12(a), and at least one-half of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (the “Combined Company Board”) were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination (the “Business Combination Agreement”); or

(d)    Approval by the Stockholders of a complete liquidation or dissolution of the Company.

13.  Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14.  Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted

2020 PROXY STATEMENT  A-9

in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.  Transferability.

(a)    Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)    The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16.  Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17.  Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

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(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.  Amendments.

(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Global Select Market or, if the Common Shares are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)    Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

2020 PROXY STATEMENT  A-11

(d)    Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.  Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.  Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable.

21.  Miscellaneous Provisions.

(a)    The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)    Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)    No Participant will have any rights as a Stockholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.

(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)    If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

A-12

22.  Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)    Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

2020 PROXY STATEMENT  A-13

Appendix B

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, one-time charges to implement cost reduction strategies, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses and one-time charges to implement cost reduction strategies. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The following is a reconciliation of adjusted EBITDA to net income for the years ended December 31, 2018 and 2019:

Adjusted EBITDA (millions)	For the Years Ended December 31,
	($millions)
	2019	2018
Net income	$67.1	$68.9
Plus:
Income tax expense	5.1	22.9
Net interest expense	52.1	30.4
Net other (income) expense	(0.5)	3.7
Depreciation expense	24.1	23.8
Amortization expense	98.5	73.5
Non-cash stock-based compensation expense	36.8	20.4

Adjusted EBITDA before significant transaction-related expenses	$283.2	$243.6
Significant transaction-related expenses	24.9	7.4

Adjusted EBITDA	$308.1	$251.0

2020 PROXY STATEMENT  B-1

ANNUAL MEETING OF STOCKHOLDERS OF ACI WORLDWIDE, INC.

Date:	Tuesday, June 9, 2020
Time:	3:00 P.M. (Eastern Time)
Place:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ACIW for more details.

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR all Nominees for Director and FOR Proposals 2, 3 and 4.

1:	Election of Directors

Directors Recommend

	To vote For all Directors ☐ To Withhold from all Directors ☐				FOR

To vote individually for each Director:
Directors Recommend
		For		Withhold
	01 Odilon Almeida	☐		☐	For
	02 Janet O. Estep	☐		☐	For
	03 James C. Hale	☐		☐	For
	04 Pamela H. Patsley	☐		☐	For
	05 Charles E. Peters, Jr.	☐		☐	For
	06 David A. Poe	☐		☐	For
	07 Adalio T. Sanchez	☐		☐	For
	08 Thomas W. Warsop III	☐		☐	For

		For	Against	Abstain
2:	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	☐	☐	☐	For

3:	Advisory approval of the Company’s named executive officer compensation	☐	☐	☐	For

4:	Approval of the Company’s 2020 Equity and Incentive Compensation Plan	☐	☐	☐	For

TO ATTEND the Annual Meeting of ACI Worldwide Inc., please visit www.proxydocs.com/ACIW for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Stockholders of ACI Worldwide, Inc.

to be held Tuesday, June 9, 2020

For Stockholders of Record as of April 16, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE
Go To	OR	866-390-5392
www.proxypush.com/ACIW • Cast your vote online. • View Meeting Documents.		• Use any touch-tone telephone. • Have your Voting Instruction Form/Proxy Card ready. • Follow the simple recorded instructions.

MAIL
OR	• Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form/Proxy Card. • Return your Voting Instruction Form/Proxy Card in the postage-paid envelope provided.

PROXY TABULATOR FOR ACI WORLDWIDE, INC. P.O. BOX 8016 CARY, NC 27512-9903

Proxy — ACI Worldwide, Inc.

Annual Meeting of Stockholders

June 9, 2020, 3:00 p.m. (Eastern Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Craig Maki and John Kraft (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of ACI Worldwide, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held live via the Internet (please visit www.proxydocs.com/ACIW for more details) on June 9, 2020 at 3:00 p.m. (Eastern Time) and all adjournments or postponements thereof.

We are holding the Annual Meeting to:

1.  Elect eight directors to our Board of Directors to hold office until the 2021 Annual Meeting of Stockholders;

2.  Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.  Obtain advisory approval of the Company’s named executive officer compensation;

4.  Approve the Company’s 2020 Equity and Incentive Compensation Plan; and

5.  Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The eight directors nominated for election are: Odilon Almeida, Janet O. Estep, James C. Hale, Pamela H. Patsley, Charles E. Peters, Jr., David A. Poe, Adalio T. Sanchez and Thomas W. Warsop III.

The Board of Directors recommends that you vote FOR all nominees for director and FOR proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” proposals 2, 3 and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.